UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Waste Management, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Due to on-going public health concerns related to the COVID-19 pandemic, we will be holding a virtual Annual Meeting. You may access and participate in the virtual Annual Meeting using your control number, including asking questions, examining the list of registered stockholders and voting shares, if you were a stockholder of record as of the close of business on the record date or held shares through a bank, broker, or nominee on that date.
Virtual Meeting Date:
Tuesday, May 10, 2022
Virtual Meeting Time:
11:00 a.m. Central Time
Virtual Meeting Location:
www.virtualshareholdermeeting.com/WM2022
Record Date:
March 15, 2022
Agenda for the Annual Meeting (or any adjournment or postponement thereof):
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To elect the nine nominees named in the attached proxy statement to our Board of Directors;

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To vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

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To vote on a non-binding, advisory proposal to approve our executive compensation;

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To vote on a stockholder proposal regarding a civil rights audit, if properly presented at the Annual Meeting; and

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To conduct other business that is properly raised at the meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 are available on the “Investors” website at www.wm.com.
You may submit your proxy via the Internet by following the instructions provided in the Notice or, if you received printed copies of the proxy materials, on your proxy card.

If you received printed copies of the materials in accordance with the instructions in the Notice, you also have the option to submit your proxy by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 9, 2022.

If you received printed copies of the proxy materials in accordance with the instructions in the Notice and would like to submit your proxy by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or nominee that you must follow in order to have your shares of Common Stock voted at the Annual Meeting.

Your vote is important. We urge all stockholders — whether attending the virtual Annual Meeting or not — to vote and submit their proxies as soon as possible using one of the methods described above.
Courtney A. Tippy Corporate Secretary

Enroll in Electronic Delivery Today. Help us save paper, time and money! If you are a beneficial owner, visit http://www.proxyvote.com or follow the instructions on the Notice, proxy card or voting instructions. All stockholders may also enroll at https://enroll.icsdelivery.com/wmi.

March 29, 2022

PROXY STATEMENT
Waste Management, Inc. is a holding company, and all operations are conducted by its subsidiaries. Our subsidiaries are operated and managed locally and focus on providing services in distinct geographic areas. Through our subsidiaries, we are North America’s leading provider of comprehensive waste management environmental services, providing services throughout the United States (“U.S.”) and Canada. We partner with our residential, commercial, industrial and municipal customers and the communities we serve to manage and reduce waste at each stage from collection to disposal, while recovering valuable resources and creating clean, renewable energy.
Our Board of Directors is soliciting your proxy for the 2022 Annual Meeting of Stockholders and at any postponement or adjournment of the meeting. We are furnishing proxy materials to our stockholders primarily via the Internet. On March 29, 2022, we sent an electronic notice of how to access our proxy materials and our Annual Report to stockholders that have previously signed up to receive their proxy materials via the Internet. On March 29, 2022, we began mailing a Notice of Internet Availability of Proxy Materials to those stockholders that previously have not signed up for electronic delivery. The Notice contains instructions on how stockholders can access our proxy materials on the website referred to in the Notice or request that a printed set of the proxy materials be sent to them.
Enroll in Electronic Delivery Today!   We encourage stockholders to elect to receive all future proxy materials electronically, which is free, fast, convenient, environmentally friendly and helps lower our printing and postage costs. If you are a beneficial owner, visit http://www.proxyvote.com or follow the instructions on your Notice, proxy card or voting instructions. All stockholders may also enroll at https://enroll.icsdelivery.com/wmi. Thank you for supporting our sustainability mission.
Record Date   March 15, 2022.
Quorum   The holders of a majority of the shares of Common Stock outstanding on the record date must be present in person or by proxy.
Shares Outstanding   There were 415,159,816 shares of our Common Stock outstanding and entitled to vote as of March 15, 2022.
Attending the Meeting   Due to on-going public health concerns related to the COVID-19 pandemic, we will be holding a virtual Annual Meeting. If you were a stockholder of record as of the close of business on the record date or held shares through a bank, broker, or nominee on that date, you are entitled to access and participate in the virtual Annual Meeting, including asking questions, examining the list of registered stockholders and voting shares. To attend the virtual Annual Meeting, you must use the link provided and enter the 16-digit control number found on your Notice, proxy card, or voting instructions. If you do not have your 16-digit control number, you will be admitted to the virtual Annual Meeting as a guest, but you will not have the ability to vote your shares or ask questions at the virtual Annual Meeting. If you are a beneficial owner, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. We encourage you to access the virtual Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on May 10, 2022. If you have difficulty accessing the meeting, a phone number for technical support will be available at the virtual Annual Meeting web address on the day of the meeting.
Virtual Annual Meeting Web Address   www.virtualshareholdermeeting.com/WM2022
Submitting Your Proxy   Internet, phone, or mail.
Voting and Asking Questions at the Meeting   Stockholders can vote and ask questions during the virtual Annual Meeting by following the instructions available on the meeting website during the meeting. Questions relevant to the business of the Company or the Annual Meeting may be submitted in a field provided by the virtual meeting platform. An audio recording of the virtual Annual Meeting, including the question and answer segment, will be available on the “Investors” website at www.wm.com after the meeting. Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please read the Notice of Annual Meeting of Stockholders and this Proxy Statement with care and follow the voting instructions to ensure that your shares are represented at the Annual Meeting.
   2022 Proxy Statement   |   1

PROXY STATEMENT
Changing Your Vote   Stockholders of record may revoke their proxy at any time before we vote it at the meeting by submitting a later-dated proxy via the Internet, by telephone, by mail, by delivering instructions to our Corporate Secretary before the Annual Meeting revoking the proxy or by voting during the virtual Annual Meeting. Attendance at the Annual Meeting, by itself, will not revoke a proxy. If you hold shares through a bank or brokerage firm, you may revoke any prior voting instructions by contacting that firm.
Votes Required to Adopt Proposals   Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the nine director nominees and one vote on each other matter. To be elected, a director must receive a majority of the votes cast with respect to that director’s election at the meeting. This means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. Each of the other proposals requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock present, either by proxy or in person, and entitled to vote on the matter.
Effect of Abstentions and Broker Non-Votes   Abstentions will have no effect on the election of directors. For each of the other proposals, abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote on the matters.
If your shares are held by a broker, you may submit your voting instructions to the broker as to how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give voting instructions for the proposal to ratify selection of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. However, with respect to the election of directors, the advisory vote on executive compensation and the stockholder proposal, the broker cannot vote your shares without instructions from you; when this happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the meeting, but they have no effect on the outcome of the vote on the election of directors, the advisory vote on executive compensation or the stockholder proposal.
Voting Instructions   You may receive more than one proxy card depending on how you hold your shares. If you hold shares through a broker, your ability to submit your voting instructions by phone or over the Internet depends on your broker’s voting process. You should complete and return each proxy or other voting instruction request provided to you. If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy but do not give voting instructions, we will vote your shares in accordance with the recommendation of the Board on each of the proposals as set forth below. If you give us your proxy, your shares will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting.
Item	Matter	Board Vote Recommendation
1	Election of Director Nominees set forth in this Proxy Statement	FOR each director nominee
2	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2022	FOR
3	Approve the Company’s Executive Compensation	FOR
4	Stockholder Proposal Regarding a Civil Rights Audit	AGAINST
Stockholder Proposals and Nominees for the 2023 Annual Meeting   The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Company’s By-law and Securities and Exchange Commission (“SEC”) requirements for submitting a proposal or nomination. We also ask that you email a courtesy copy of any notice to GCLegal@wm.com. A copy of our By-laws may be obtained free of charge by writing to our Corporate Secretary and is available in the “ESG  —  Corporate Governance” section of the “Investors” page on our website at www.wm.com.
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PROXY STATEMENT
Stockholder Proposals: Eligible stockholders who wish to submit a proposal for inclusion in the proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for our 2023 Annual Meeting must submit their proposal to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 for receipt on or before November 29, 2022. The proponent and the proposal must comply with the requirements set forth in the federal securities laws, including Rule 14a-8 of the Exchange Act, in order to be included in the Company’s proxy statement and proxy card for the 2023 Annual Meeting.
Advance Notice Proposals and Nominations: In addition, the Company’s By-laws establish advance notice procedures that must be complied with for stockholders to bring proposals that are not included in the Company’s proxy materials and nominations of persons for election as directors (other than pursuant to our proxy access By-law discussed below) before an annual meeting of stockholders. In accordance with our By-laws, for a proposal or nominee not included in our proxy materials to be properly brought before the 2023 Annual Meeting, a stockholder’s notice must be delivered to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 no earlier than December 11, 2022 and no later than January 10, 2023 and must contain the information specified in the Company’s By-laws. In addition to satisfying the foregoing advance notice requirements under our By-laws, to comply with the universal proxy rules under the Exchange Act (once effective), stockholders who intend to solicit proxies in support of director nominees other than Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2023.
Proxy Access Nominations: The Company’s By-laws permit a stockholder or group of up to 20 stockholders owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of 20% of the Board of Directors or two individuals, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s By-laws. Notice of proxy access director nominees must be delivered to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 no earlier than October 30, 2022, and no later than November 29, 2022, together with other information required by the Company’s By-laws.
Expenses of Solicitation   We pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by Internet or telephone, or by Waste Management officers and employees of the Company’s subsidiaries without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, Innisfree M&A Incorporated has been hired to help in the solicitation of proxies for the 2022 Annual Meeting for a fee of $15,000 plus associated costs and expenses.
Annual Report   A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, which includes our financial statements for fiscal year 2021, is included with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.
Householding Information   We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Proxy Statement and Annual Report unless we are notified that one or more of these individuals wishes to receive separate copies. This procedure helps reduce our printing costs and postage fees.
If you wish to receive a separate copy of this Proxy Statement and the Annual Report, please contact: Waste Management, Inc., Corporate Secretary, 800 Capitol Street, Suite 3000, Houston, Texas 77002, telephone 713-512-6200.
If you do not wish to participate in householding in the future and prefer to receive separate copies of the proxy materials, please contact: Broadridge Financial Solutions, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone 1-866-540-7095. If you are currently receiving multiple copies of proxy materials and wish to receive only one copy for your household, please contact Broadridge.
   2022 Proxy Statement   |   3

BOARD OF DIRECTORS
Our Board of Directors has nine members. Each member of our Board is elected annually.
Nominees for Director
				Committee
Name	Age	Tenure	Independent	Audit	Management Development & Compensation	Nominating & Governance
James C. Fish, Jr.	59	2016 – Present
Andrés R. Gluski	64	2015 – Present
Victoria M. Holt	64	2013 – Present
Kathleen M. Mazzarella	62	2015 – Present
Sean E. Menke	53	2021 – Present
William B. Plummer	63	2019 – Present
John C. Pope	72	1997 – Present
Maryrose T. Sylvester	56	2021 – Present
Thomas H. Weidemeyer	74	2005 – Present
Chair          Member
Leadership Structure
Mr. Thomas H. Weidemeyer has served as our Non-Executive Chairman of the Board since May 2018 and presides over all meetings of the Board, including executive sessions that only non-employee directors attend. Stockholders and interested parties wishing to communicate with the Board or the non-employee directors should address their communications to Mr. Thomas H. Weidemeyer, Non-Executive Chairman of the Board, c/o Waste Management, Inc., P.O. Box 53569, Houston, Texas 77052-3569.
We separated the roles of Chairman of the Board and Chief Executive Officer at our Company in 2004. We believe that having a Non-Executive Chairman of the Board is in the best interests of the Company and stockholders, due in part to the ever-increasing demands made on boards of directors under federal securities laws, national stock exchange rules and other federal and state regulations. The separation of the positions allows our Chairman of the Board to focus on management of Board matters and allows our Chief Executive Officer to focus his attention on managing our business. Additionally, we believe the separation of those roles contributes to the independence of the Board in its oversight role and in assessing the Chief Executive Officer and management generally. The Non-Executive Chairman’s responsibilities include leading full Board meetings and executive sessions and managing the Board function. The Board elected Mr. Weidemeyer to serve as Chairman of the Board due to his many years as a valuable member of our Board, his experience serving on boards of other large public companies and his extensive operational and leadership experience. Mr. Weidemeyer also serves on all three Board committees.
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BOARD OF DIRECTORS
Independence of Board Members
The Board of Directors has determined that each of the following eight non-employee director nominees are independent in accordance with the New York Stock Exchange listing standards: Andrés R. Gluski, Victoria M. Holt, Kathleen M. Mazzarella, Sean E. Menke, William B. Plummer, John C. Pope, Maryrose T. Sylvester and Thomas H. Weidemeyer. James C. Fish, Jr., our President and Chief Executive Officer, is also a director of the Company. As an employee of the Company, Mr. Fish is not an “independent” director.
To assist the Board in determining independence, the Board of Directors adopted categorical standards of director independence, which meet or exceed the requirements of the New York Stock Exchange. These standards specify certain relationships that are prohibited in order for the non-employee director to be deemed independent. The categorical standards our Board uses in determining independence are included in our Corporate Governance Guidelines, which can be found on our website. In addition to these categorical standards, our Board makes a subjective determination of independence considering relevant facts and circumstances.
The Board reviewed all commercial and non-profit affiliations of each non-employee director and the dollar amount of all transactions between the Company and each entity with which a non-employee director is affiliated to determine independence. These transactions consisted of the Company, through its subsidiaries, providing waste management services in the ordinary course of business and the Company’s subsidiaries purchasing goods and services in the ordinary course of business and included commercial dealings with Graybar Electric Company, Inc., Sabre Corporation and The AES Corporation. Ms. Mazzarella, Mr. Menke and Mr. Gluski, respectively, serve as chief executive officer of these entities. The Board concluded there are no transactions between the Company and any entity with which a non-employee director is affiliated that (a) are prohibited by our categorical standards of independence, (b) are material individually or in the aggregate or (c) give rise to a material direct or indirect interest for that non-employee director. Accordingly, the Board has determined that each non-employee director candidate meets the categorical standards of independence and that there are no relationships that would affect independence.
Meetings and Board Committees
Last year the Board held seven regular meetings and one special meeting, and each committee of the Board met independently as set forth below. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served. In addition, all directors attended the 2021 virtual Annual Meeting of Stockholders. We do not have a formal policy, but it has been longstanding practice that all directors attend the annual meeting of stockholders unless there are unavoidable schedule conflicts or unforeseen circumstances.
The Board appoints committees to help carry out its duties. Committee members take on greater responsibility for key issues. All members of the Board are invited to attend, and do generally attend, all committee meetings. The committees review meeting results and recommendations with the full Board. The Board has three separate standing committees: the Audit Committee; the Management Development and Compensation Committee (the “MD&C Committee”); and the Nominating and Governance Committee. Additionally, the Board has the power to appoint additional committees, as it deems necessary.
Role in Risk Oversight
Our executive officers have primary responsibility for risk management within our Company. Our Board of Directors oversees risk management to ensure that the processes designed, implemented and maintained by our executives are functioning as intended and adapted when necessary to respond to changes in our Company’s strategy as well as emerging risks. The primary means by which our Board oversees our risk management processes is through its regular communications with management and by regularly reviewing our enterprise risk management, or ERM, framework. We believe that our leadership team’s engagement and communication methods are supportive of comprehensive risk management practices and that our Board’s involvement is appropriate to ensure effective oversight.
Our ERM process is supported by regular inquiries of our Company’s Senior Leadership Team, and additional members of management and operations leadership across the enterprise, as to the risks, including emerging risks, that may affect the execution of our strategic priorities or achievement of our long-term outlook. For the most significant risks, the ERM process is designed to generate actionable insights that are actively discussed and reviewed with the Senior Leadership Team and our Board. Risks and opportunities are assessed and then prioritized using internal evaluations of
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BOARD OF DIRECTORS
financial impact, likelihood of occurrence, outlook for changes in the nature or extent of risk exposure and a self-assessment of the Company’s confidence in existing risk mitigation efforts. The Senior Leadership Team reviews the outcomes of the risk assessments, focusing largely on the estimated scope of impacts, as well as the adequacy of current support by internal staff, the sufficiency of financial support for mitigation measures needed to manage and reduce risk, and the sufficiency of any third-party expertise that may be necessary to supplement internal resources. All significant risks have a standardized scorecard that includes forward-looking action plans with measurable indicators and progress updates on action plans from previous assessments.
At quarterly Audit Committee meetings, management provides an ERM report and regularly provides an in depth update on specific risk topics. Additionally, risks related to our strategy, operations and financial results are also addressed in our Board meetings. Our President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Chief People Officer and Chief Sustainability Officer report to our Board and Audit Committee at these meetings, and other members of management periodically attend and present information, including those responsible for our Internal Audit and Controls, Environmental Audit, Business Ethics and Compliance, People, Government Affairs, Digital, Insurance, Safety, Finance and Accounting functions. These presentations allow our directors to have direct communication with management and assess management’s evaluation and administration of the Company’s risk profile through our ERM process. Examples of key areas of assessment addressed by our ERM process and overseen by our Audit Committee and Board include the following: industry disruption; revenue management; legal and regulatory; capital allocation; supply chain management; service to customers; cost discipline; physical infrastructure; brand management; environmental, health & safety; human capital; information security and privacy; technology and currency, interest rate and commodity risk management. Additionally, in accordance with New York Stock Exchange requirements, the Audit Committee is responsible for discussing our major financial risk exposures, steps management has taken to monitor and control such exposures and the Company’s process for risk assessment and management, and quarterly reports are made to the Audit Committee on financial and compliance risks.
Management is encouraged to communicate with our directors with respect to any issues or developments that may require consideration between regularly scheduled Board meetings, and members of management are regularly in direct contact with our Non-Executive Chairman of the Board and our committee chairs. Our Non-Executive Chairman of the Board also facilitates communications with our Board of Directors as a whole and is integral in initiating the discussions among the independent directors necessary to ensure management is adequately evaluating and overseeing risks to our Company.
Oversight of ESG Risk and Performance
As North America’s leading provider of comprehensive waste management environmental services, sustainability and environmental stewardship is embedded in all that we do. We have enabled a people-first, technology-led focus to drive our mission, that we are always working for a sustainable tomorrow. As a result, it would not be effective, or possible, to assign responsibility for oversight of our environmental, social and governance (“ESG”) risk and performance to any one committee of our Board of Directors. Rather, various aspects of ESG, which are already organically a part of our Board and committees’ oversight of our performance, risk management and strategic vision, are addressed in different committees and with our full Board of Directors, as appropriate depending on the subject matter. Additionally, following the appointment of Ms. Tara Hemmer as the Company’s first Senior Vice President and Chief Sustainability Officer, the Board of Directors now receives a quarterly ESG dashboard to highlight critical focus areas and track progress toward ESG goals.
Our Board has a dedicated annual strategic planning session with our Senior Leadership Team and receives focused strategic updates quarterly. Given the nature of our business, those sessions will address topics such as our people, sustainable operations, waste diversion, recycling business improvements, potentially disruptive technologies and environmental impacts, risks and opportunities. In 2021, the Board received several dedicated strategy updates regarding ESG topics, including our sustainability growth strategy, progress and trends, goal setting, our people-first strategy, and employee retention. Additionally, reflective of the importance of inclusion, equity and diversity and safety to our organization, the full Board of Directors receives annual in-depth reports on leadership, workforce and supplier diversity, as well as quarterly safety performance updates and a detailed annual healthy and safety report. Through these reports and our ESG dashboard, our Board directly oversees our progress toward ESG goals.
Our Audit Committee also plays a significant role in oversight of ESG risk and performance. As discussed above, our Audit Committee receives regular ERM updates with in depth discussion on specific risk topics. At least annually, one of
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BOARD OF DIRECTORS
the in depth dsicussions will look at an aspect of ESG risk. Additionally, the Audit Committee receives quarterly reports on our compliance programs, including ethics and environmental and safety audit, with an annual in depth review of our compliance programs. Our Audit Committee also has responsibility for oversight of information and cyber security and assessment of cyber threats and defenses. Our Audit Committee receives reports from our Digital organization at least twice a year. Topics historically covered in such reports include third-party evaluation of our technology infrastructure and information security management system against the industry-standard NIST (National Institute of Standards and Technology) cybersecurity framework; risk mitigation through the Company’s enterprise-wide cyber security training, including our Board of Directors, conducted at least annually, regular simulated phishing tests and third-party penetration testing; review of the Company’s cyber incident insurance coverage and external cyber incident resources; review of the Company’s incident response plan and consideration of applicable laws and regulations, including those related to privacy.
Additional areas of ESG oversight managed by our MD&C Committee include review of employee health, welfare and benefit programs and compensation plan risk assessment. The Committee also engages in quarterly sessions with our President and Chief Executive Officer and our Senior Vice President and Chief People Officer regarding talent development and succession planning at several levels of our organization. A critical component of these talent development and succession planning efforts is the recognition that inclusion, equity and diversity are fundamental Company values. Recognizing the importance of social justice, our People programs overseen by our MD&C Committee embrace and cultivate respect, trust, open communication and diversity of thought and people.
Strong and effective corporate governance is established and overseen by our Nominating & Governance Committee. The Committee leads the process for annual Board, committee and director evaluations and is responsible for review and recommendation of Board and committee composition and leadership. In connection with performing this vital function, the Nominating & Governance Committee reviews the skills, expertise and qualifications of our existing directors, as well as potential external candidates, and considers matters such as inclusion and diversity, tenure and Board refreshment. These efforts deliver on the Nominating & Governance Committee’s purpose to identify and nominate the best possible candidates to guide and support the Company’s strategy and its commitment to serve and care for our customers, the environment, the communities in which we work and our stockholders. Please see the discussion of the Nominating and Governance Committee below for more information on this robust process.
For additional information about the topics discussed above, including ESG goals, metrics and progress, we encourage stockholders to review our 2021 Sustainability Report at https://sustainability.wm.com. Our 2021 Sustainability Report does not constitute a part of, and is not incorporated by reference into, this Proxy Statement or any report filed with the SEC.
   2022 Proxy Statement   |   7

BOARD OF DIRECTORS
THE AUDIT COMMITTEE Members: Number of Meetings Held in 2021: 8
William B. Plummer, Chairman Andrés R. Gluski Victoria M. Holt	Sean E. Menke Thomas H. Weidemeyer

Mr. Plummer has been the Chairman of our Audit Committee since May 2020. Each member of our Audit Committee satisfies the additional New York Stock Exchange independence standards for audit committees set forth in Section 10A of the Exchange Act. Our Board of Directors has determined that Audit Committee Chairman Mr. Plummer, Mr. Gluski, Ms. Holt and Mr. Menke are audit committee financial experts as defined by the SEC based on a thorough review of their education and financial and public company experience. Additional information regarding our directors’ expertise and qualifications is available under “Election of Directors” below.

Key Functions

The Audit Committee’s duties are set forth in a written charter that was approved by the Board of Directors. A copy of the charter can be found on our website. The Audit Committee generally is responsible for overseeing all matters relating to our financial statements and reporting, independent auditors and internal audit function. As part of its function, the Audit Committee reports the results of all of its reviews to the full Board. In fulfilling its duties, the Audit Committee, has the following responsibilities:

Administrative Responsibilities
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Report to the Board, at least annually, all public company audit committee memberships by members of the Audit Committee;

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Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board; and

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Adopt an orientation program for new Audit Committee members.

Financial Statements
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Review financial statements and Forms 10-K and 10-Q with management and the independent auditor;

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Review all earnings press releases and discuss with management the type of earnings guidance that we provide to analysts and rating agencies;

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Discuss with the independent auditor any material changes to our accounting principles and matters required to be communicated by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301 Communications with Audit Committees;

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Review our financial reporting, accounting and auditing practices with management, the independent auditor and our internal auditors;

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Review management’s and the independent auditor’s assessment of the adequacy and effectiveness of internal controls over financial reporting; and

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Review executive officer certifications related to our reports and filings.

Independent Auditor
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Engage an independent auditor, determine the auditor’s compensation and replace the auditor if necessary;

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Review the independence of the independent auditor and establish our policies for hiring current or former employees of the independent auditor;

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Evaluate the lead partner of our independent audit team and review a report, at least annually, describing the independent auditor’s internal control procedures; and

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Pre-approve all services, including non-audit engagements, provided by the independent auditor.

Internal Audit
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Review the plans, staffing, reports and activities of the internal auditors; and

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Review and establish procedures for receiving, retaining and handling complaints, including anonymous complaints by our employees, regarding accounting, internal controls and auditing matters.

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BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT

The role of the Audit Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Board of Directors, to recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K and to select the independent auditor for ratification by stockholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.
The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2021 with management and the independent registered public accounting firm, and has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report:
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First, the Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal year 2021, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

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Second, the Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of other non-audit services to the Company is compatible with the auditor’s independence.

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Third, the Audit Committee met periodically with members of management, the internal auditors and Ernst & Young LLP to review and discuss internal controls over financial reporting. Further, the Audit Committee reviewed and discussed management’s report on internal control over financial reporting as of December 31, 2021, as well as Ernst & Young LLP’s report regarding the effectiveness of internal control over financial reporting.

•
Finally, the Audit Committee reviewed and discussed, with the Company’s management and Ernst & Young LLP, the Company’s audited consolidated balance sheet as of December 31, 2021, and consolidated statements of operations, comprehensive income, cash flows and changes in equity for the fiscal year ended December 31, 2021, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure.

The Committee has also discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans of their respective audits. The Committee meets periodically with both the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls over financial reporting.
The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accounting firm.
Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Board (and the Board approved) that the Company’s financial statements be included in its annual report for its fiscal year ended December 31, 2021. The Committee has also approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022.
The Audit Committee of the Board of Directors
William B. Plummer, Chairman
Andrés R. Gluski
Victoria M. Holt
Sean E. Menke
Thomas H. Weidemeyer

   2022 Proxy Statement   |   9

BOARD OF DIRECTORS
THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE Members:Number of Meetings Held in 2021: 5
Andrés R. Gluski, Chairman Kathleen M. Mazzarella William B. Plummer	John C. Pope Maryrose T. Sylvester Thomas H. Weidemeyer

Mr. Gluski has served as the Chairman of our MD&C Committee since May 2021. Each member of our MD&C Committee is independent in accordance with the rules and regulations of the New York Stock Exchange.

Key Functions
Our MD&C Committee is responsible for overseeing our executive officer compensation, as well as developing the Company’s compensation philosophy generally. The MD&C Committee’s written charter, which was approved by the Board of Directors, can be found on our website. In fulfilling its duties, the MD&C Committee has the following responsibilities:
•
Review and establish policies governing the compensation and benefits of our executive officers;

•
Approve the compensation of our executive officers and set the bonus plan goals for those individuals;

•
Conduct an annual evaluation of our Chief Executive Officer by all independent directors and set his compensation;

•
Oversee the administration of our equity-based incentive plans;

•
Review the results of the stockholder advisory vote on executive compensation and consider any implications of such voting results on the Company’s compensation programs;

•
Recommend to the full Board new Company compensation and benefit plans or changes to our existing plans;

•
Evaluate and recommend to the Board the compensation paid to our non-employee directors;

•
Review the independence of the MD&C Committee’s compensation consultant annually; and

•
Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board.

In overseeing compensation matters, the MD&C Committee may delegate authority for day-to-day administration and interpretation of the Company’s plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to Company employees. However, the MD&C Committee may not delegate any authority to Company employees under those plans for matters affecting the compensation and benefits of the executive officers.

COMPENSATION COMMITTEE REPORT
The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis, beginning on page 23, with management. Based on their review and discussions, the MD&C Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The Management Development and Compensation Committee of the Board of Directors
Andrés R. Gluski, Chairman Kathleen M. Mazzarella William B. Plummer John C. Pope Maryrose T. Sylvester Thomas H. Weidemeyer
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BOARD OF DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2021, Ms. Mazzarella, Ms. Sylvester and Messrs. Gluski, Plummer, Pope and Weidemeyer served on the MD&C Committee, as well as retired Director Mr. Frank M. Clark, Jr. No member of the MD&C Committee was an officer or employee of the Company during 2021; no member of the MD&C Committee is a former officer of the Company; and during 2021, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or MD&C Committee.

THE NOMINATING AND GOVERNANCE COMMITTEE
Members:	Number of Meetings Held in 2021: 6
Kathleen M. Mazzarella, Chairman Victoria M. Holt	John C. Pope Thomas H. Weidemeyer

Ms. Mazzarella was named Chairman of our Nominating and Governance Committee in May 2018. Each member of our Nominating and Governance Committee is independent in accordance with the rules and regulations of the New York Stock Exchange.

Key Functions
The Nominating and Governance Committee has a written charter that has been approved by the Board of Directors and can be found on our website. It is the duty of the Nominating and Governance Committee to oversee matters regarding corporate governance. In fulfilling its duties, the Nominating and Governance Committee has the following responsibilities:
•
Review and recommend the composition of our Board, including the nature and duties of each of our committees, in accordance with our Corporate Governance Guidelines;

•
Evaluate the charters of each of the committees and recommend directors to serve as committee chairs;

•
Review individual director’s performance in consultation with the Chairman of the Board and review the overall effectiveness of the Board;

•
Recommend retirement policies for the Board, the terms for directors and the proper ratio of employee directors to outside directors;

•
Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board;

•
Review stockholder proposals received for inclusion in the Company’s proxy statement and recommend action to be taken with regard to the proposals to the Board; and

•
Identify and recommend to the Board candidates to fill director vacancies.

The Nominating and Governance Committee is continually engaged in reviewing the skills, expertise and qualifications of our existing directors, as well as potential external candidates, to identify and nominate the best possible candidates to guide and support the Company’s strategy and its commitment to serve and care for our customers, the environment, the communities in which we work and our stockholders. This is a process that the Nominating and Governance Committee believes should continue to involve significant subjective judgments.
The Nominating and Governance Committee considers current and future needs of the Board as a whole and reviews a matrix of experience, skills and expertise to inform nominee criteria. The Committee recommends individuals as nominees based on an evaluation of all factors deemed relevant, including personal and professional integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity and the potential for effectiveness, in conjunction with the other directors, to serve the long-term interests of the stockholders. The Committee seeks diversity of background, thoughts and opinions on the Board obtained through, among other factors, diversity in business experience, professional expertise, gender and racial / ethnic background. The Nominating and Governance Committee has considered the gender and racial / ethnic composition of our Board, including the presence of three women, Mr. Plummer’s self-identification as African American / Black and Mr. Gluski’s self-identification as Hispanic, and believes these factors, among numerous others, contribute to a valuable diversity of background, thoughts and opinions on our Board.

   2022 Proxy Statement   |   11

BOARD OF DIRECTORS

When nominating or re-nominating individuals to serve as directors of the Company, the Nominating and Governance Committee also consider prior contributions to the Board, evaluation feedback, tenure and age of the Board as a whole and tenure and age of the individual. The Nominating and Governance Committee also takes into account the nature and extent of the directors’ other commitments when determining whether to re-nominate that individual for election to the Board. In addition to complying with the limitations on public company board memberships set forth in the Corporate Governance Guidelines, the Committee expects each director to ensure that his or her other commitments do not interfere with his or her duties as a director of the Company. The Committee’s primary formal mechanism to support Board refreshment is the retirement age policy set forth in the Corporate Governance Guidelines, which includes the guideline that directors will not stand for reelection to the Board after reaching age 75 unless the Nominating and Governance Committee, having considered the foregoing factors, recommends otherwise. The Committee believes that existing practices have been effective at bringing in new expertise and perspectives, while also maintaining the valuable industry knowledge, experience and stability that our longer-tenured directors provide.
The Nominating and Governance Committee will consider all potential nominees on their merits and welcomes suggestions from directors, members of management, and stockholders. Before being recommended for nomination by the Committee, director candidates are interviewed by the Chief Executive Officer, the Chairman of the Nominating and Governance Committee, and the Non-Executive Chairman of the Board, as well as additional members of the Board and an outside consultant. To suggest a nominee for consideration by the Nominating and Governance Committee, you should submit your candidate’s name, together with biographical information and his or her written consent to nomination to the Chairman of the Nominating and Governance Committee, Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002, between October 30, 2022 and November 29, 2022. Also, see “Stockholder Proposals and Nominees for the 2022 Annual Meeting – Proxy Access Nominations” for additional information about timing, notification and informational requirements under the Company’s proxy access By-law provisions.

Related Party Transactions
The Board of Directors has adopted a written Related Party Transactions Policy for the review and approval of related party transactions. Our policy generally defines related party transactions as current or proposed transactions since the beginning of the last fiscal year in excess of $120,000 in which (a) the Company is a participant and (b) any director; executive officer; immediate family member of any director or executive officer; or party known to be the owner of more than five percent of the Company’s Common Stock has a direct or indirect material interest. In addition, the policy sets forth certain transactions that will not be considered related party transactions, including (a) executive officer compensation and benefit arrangements; (b) director compensation arrangements; (c) business travel and expenses, advances and reimbursements in the ordinary course of business; (d) indemnification payments and advancement of expenses, and payments under directors’ and officers’ indemnification insurance policies; (e) any transaction between the Company and any entity in which a related party has a relationship solely as a director; a less than 5% equity holder; a beneficial owner of the Company’s Common Stock that reports such ownership on a Schedule 13G due to lack of control or intent to influence control; or an employee (other than an executive officer) and (f) purchases of Company debt securities, provided that the related party has a passive ownership of no more than 2% of the principal amount of any outstanding series. The Nominating and Governance Committee is responsible for overseeing the policy.
All executive officers and directors are required to notify the Chief Legal Officer as soon as practicable of any potential related party transaction that involves the Company. The Chief Legal Officer will determine whether such transaction or relationship constitutes a related party transaction that must be referred to the Nominating and Governance Committee. In the event that the Chief Legal Officer is a participant in a potential related party transaction, the determination whether the transaction must be referred to the Nominating and Governance Committee shall be made by the Chief Executive Officer, with consultation from the Corporate Secretary and the Chief Compliance and Ethics Officer. Any member of the Committee who has an interest in a transaction presented for consideration will abstain from voting on the related party transaction.
The Nominating and Governance Committee will review a detailed description of the transaction, including the terms of the transaction; the business purpose of the transaction; the benefits to the Company and to the relevant related party; and whether the transaction would require a waiver of the Company’s Code of Conduct.
12   |      2022 Proxy Statement

BOARD OF DIRECTORS
In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, the following factors:
•
whether the terms of the related party transaction are fair to the Company and such terms would be reasonable in an arms-length transaction;

•
whether there are business reasons for the Company to enter into the related party transaction;

•
whether the related party transaction would impair the independence of any non-employee director;

•
whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company; and

•
whether the related party transaction is material to the Company or the individual.

The Nominating and Governance Committee’s consideration of related party transactions and its determination of whether to approve such a transaction are reflected in the minutes of the Nominating and Governance Committee’s meetings. As discussed above under “Independence of Board Members,” the Company reviewed all transactions between the Company and each entity with which a non-employee director is affiliated, as well as all transactions between the Company and each entity with which an executive officer is affiliated, and the Company is not aware of any transactions in 2021 that are required to be disclosed.
Board of Directors Governing Documents
Stockholders may obtain copies of our Corporate Governance Guidelines, the charters of the Audit Committee, the MD&C Committee, and the Nominating and Governance Committee, and our Code of Conduct free of charge by contacting the Corporate Secretary, c/o Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 or by accessing the “ESG — Corporate Governance” section of the “Investors” page on our website at www.wm.com.
Non-Employee Director Compensation
Our non-employee director compensation program consists of equity awards and cash consideration. Director compensation is recommended annually by the MD&C Committee, with the assistance of an independent third-party consultant, and set by action of the Board of Directors. The Board’s goal in designing directors’ compensation is to provide a competitive package that will enable the Company to attract and retain highly skilled individuals with relevant experience. The compensation is also designed to reward the time and talent required to serve on the board of a company of our size and complexity. The Board seeks to provide sufficient flexibility in the form of compensation delivered to meet the needs of different individuals while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company. The 2021 non-employee director compensation levels were established in February 2020.
Equity Compensation
Non-employee directors receive an annual grant of shares of Common Stock under the Company’s 2014 Stock Incentive Plan. The shares are fully vested at the time of grant; however, non-employee directors are required to hold all net shares until one year after retirement and are subject to ownership guidelines, as discussed below. The grant of shares is generally made in two equal installments, and the number of shares issued is based on the market value of our Common Stock on the dates of grant, which are typically January 15 and July 15 of each year. Each non-employee director serving at the time received a grant of Common Stock valued at approximately $82,500 in January 2021 and July 2021. Mr. Weidemeyer received an additional grant of Common Stock valued at approximately $50,000 in each of January 2021 and July 2021 for his service as Non-Executive Chairman of the Board in 2021.
   2022 Proxy Statement   |   13

BOARD OF DIRECTORS
Cash Compensation
All non-employee directors receive an annual cash retainer for Board service and additional cash retainers for serving as a committee chair. Directors do not receive meeting fees in addition to the retainers. The annual cash retainer is generally paid in advance in two equal installments in January and July of each year. The table below sets forth the cash retainers for 2021:
Annual Retainer:
$115,000

Annual Chair Retainers:
$100,000 for Non-Executive Chairman
$25,000 for Audit Committee Chair
$20,000 for MD&C Committee Chair
$20,000 for Nominating and Governance Committee Chair

Stock Ownership Guidelines for Non-Employee Directors
Our non-employee directors are subject to ownership guidelines that establish a minimum ownership level and require that all net shares received in connection with a stock award, after selling shares to pay all applicable taxes, be held throughout their tenure as a director. The ownership guideline for non-employee directors is equal to approximately five times the non-employee directors’ annualized cash retainer. As of December 31, 2021, this amount was $575,000. There is no deadline for non-employee directors to reach their ownership guideline; however, the MD&C Committee performs regular reviews to confirm that all non-employee directors are in compliance or are showing sustained progress toward achievement of their ownership guideline. Based on the closing price of our Common Stock on March 15, 2022, all of our non-employee directors have reached the ownership guideline, except our newest directors, Mr. Menke and Ms. Sylvester, are making appropriate progress toward the ownership guideline. Additionally, our Insider Trading Policy provides that directors are not permitted to hedge their ownership of Company securities, including trading in options, warrants, puts and calls or similar derivative instruments on any security of the Company or selling any security of the Company “short.”
Director Compensation Table
The table below shows the aggregate cash paid, and stock awards issued, to the non-employee directors in 2021 in accordance with the descriptions set forth above:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Frank M. Clark, Jr.(2)	67,500	82,541	150,041
Andrés R. Gluski(3)	128,600	165,039	293,639
Victoria M. Holt	115,000	165,039	280,039
Kathleen M. Mazzarella	135,000	165,039	300,039
Sean E. Menke(4)	95,833	137,542	233,375
William B. Plummer	140,000	165,039	305,039
John C. Pope	115,000	165,039	280,039
Maryrose T. Sylvester(4)	95,833	137,542	233,375
Thomas H. Weidemeyer	215,000	264,967	479,967

(1)
Amounts in this column represent the grant date fair value of stock awards granted in 2021, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value of the awards is equal to the number of shares issued multiplied by the average of the high and low market price of our Common Stock on each date of grant; there are no assumptions used in the valuation of shares.

(2)
As of the 2021 Annual Meeting, Mr. Clark had reached the retirement age set forth in the Company’s Corporate Governance Guidelines; therefore, he did not stand for re-election and his term as a director of the Company expired on May 11, 2021.

(3)
Mr. Gluski received prorated cash compensation for service as MD&C Committee Chairman from May 11, 2021 until the next regular installment of compensation payments in July 2021.

(4)
Mr. Menke and Ms. Sylvester were elected to our Board on March 15, 2021 and each received prorated equity compensation and cash compensation for service as a director from the date of election until the next regular installments in July 2021.

14   |      2022 Proxy Statement

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)
The first item on the proxy card is the election of nine directors to serve until the 2023 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. The Board has nominated the nine director candidates named below and recommends that you vote FOR their election. If any nominee is unable or unwilling to serve as a director, which we do not anticipate, the Board, by resolution, may reduce the number of directors that constitute the Board or may choose a substitute. To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our Company’s By-laws provide that if the number of shares voted “for” any director nominee does not exceed 50% of the votes cast with respect to that director, he or she will tender his or her resignation to the Board of Directors contingent on the acceptance of such resignation by the Board. The Nominating and Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days of the date of the certification of the election results.
The table below shows all of our director nominees; their ages, terms of office on our Board; experience within at least the past five years; and qualifications our Board considered when inviting them to serve as a director as well as nominating them for re-election. We believe that, as a general matter, our directors’ past five years of experience gives an indication of the wealth of knowledge and experience these individuals have and that our Board considered; however, we have also included specific skills and areas of expertise that makes each of these individuals a valuable member of our Board. Each of the director nominees currently serves on our Board of Directors.
Director Nominees
James C. Fish, Jr.
Age: 59 Director since: 2016
Position and Business Experience
President and Chief Executive Officer — Waste Management, Inc. since November 2016; also served as President and Chief Financial Officer — from July 2016 to November 2016; Executive Vice President and Chief Financial Officer from 2012 to July 2016; Senior Vice President — Eastern Group from 2011 to 2012; Area Vice President — Pennsylvania and West Virginia Area from 2009 to 2011 and Market Area General Manager — Western Pennsylvania/West Virginia from 2008 to 2009 and Rhode Island/Southern Massachusetts from 2006 to 2008.
Qualifications
Mr. Fish has been our President and Chief Executive Officer and a member of the Board of Directors since November 2016. Mr. Fish joined the Company in 2001 and held several key positions with the Company prior to his promotion, including Executive Vice President and Chief Financial Officer, Senior Vice President for the Company’s Eastern Group, Area Vice President for the Pennsylvania and West Virginia Area and Vice President of Price Management. As a result, Mr. Fish has a broad and deep understanding of the Company and the strategic actions necessary to deliver stockholder value.

   2022 Proxy Statement   |   15

ELECTION OF DIRECTORS
Andrés R. Gluski
Age: 64 Director since: 2015 Board Committees: Audit and Management Development & Compensation (Chair)
Position and Business Experience
President, Chief Executive Officer and Director — The AES Corporation (global energy company) since 2011; also served as Executive Vice President and Chief Operating Officer from 2007 to 2011.
Director of AES Gener (Chile) from 2005 to January 2020.
Qualifications
As CEO of The AES Corporation, a Fortune 500 company in the electricity sector, Mr. Gluski has led the transformation of the company to become a leader in renewable energy, energy storage and cloud-based energy efficiency services. In 2021, AES was the largest seller of renewable energy to corporate customers in the world, according to Bloomberg New Energy Finance. Under his leadership, AES has been designated as one of the World’s Most Ethical Companies by the Ethisphere® Institute every year since 2014. Mr. Gluski has extensive experience in finance and operations. He is currently on the Executive Committee of the Edison Electric Institute’s Board of Directors and serves as Chairman of the Council of the Americas. Mr. Gluski has been voted one of the “Most Influential Leaders” by Latino Leaders magazine and served on The President’s Advisory Council for Trade from 2013 to 2016.

Victoria M. Holt
Age: 64 Director since: 2013 Board Committees: Audit and Nominating & Governance
Position and Business Experience
Retired President and Chief Executive Officer — Proto Labs, Inc. (online and technology-enabled quick-turn manufacturer), served from 2014 to March 2021; also served as Director from 2014 — May 2021.
Director of Piper Sandler Companies since September 2019.
Director of A. O. Smith Corp. since April 2021.
Qualifications
Ms. Holt has served in executive positions at public companies for many years, providing her with extensive knowledge about operations, management, logistical requirements and measuring financial performance of large public companies. Her background and education provide her with expertise in applying environmental solutions, and she brings particular focus to execution of the Company’s technology-led growth strategy and use of data analytics. She also has many years of experience serving on the board of directors for public companies.

16   |      2022 Proxy Statement

ELECTION OF DIRECTORS
Kathleen M. Mazzarella
Age: 62 Director since: 2015 Board Committees: Management Development & Compensation and Nominating & Governance (Chair)
Position and Business Experience
Chairman, President and Chief Executive Officer — Graybar Electric Company, Inc. (distributor of electrical, communications and data networking products and provider of related supply chain management and logistics services) since 2013; also served as President and Chief Executive Officer from 2012 to 2013 and Executive Vice President and Chief Operating Officer from 2010 to 2012.
Director of Cigna Corporation since December 2018.
Director of Express Scripts Holding Company from June 2017 until acquisition by Cigna Corporation in December 2018.
Director of Core & Main since January 2019.
Qualifications
Ms. Mazzarella has experience serving as the chief executive of a large corporation, developing expertise in the areas of logistics and supply chain management. During her more than 40-year tenure at Graybar, Ms. Mazzarella has held executive-level positions in sales, human resources, strategic planning and marketing. This diverse background combined with her deep and valuable experience leading various aspects of a customer-focused business will help the Company achieve its strategy to provide an exceptional customer experience. She also has experience serving on large public company, private company and non-profit boards.

Sean E. Menke
Age: 53 Director since: March 2021 Board Committee: Audit
Position and Business Experience
Chief Executive Officer and Director — Sabre Corporation (software and technology solutions provider to the travel industry) since December 2016; also served as President of Sabre Corporation from 2016 to December 2021.
Qualifications
Mr. Menke is a proven transformation leader, using his extensive experience in technology and transportation operations to bring together strategy and data to address complex issues. Mr. Menke has substantial executive leadership experience, having served as President and Chief Executive Officer of Sabre Corporation since 2016, preceded by more than 20 years in the airline industry. His expertise in logistics and commitment to delivering efficient, customer-focused innovation through imaginative technology solutions will help further the Company’s strategy to differentiate our services. Mr. Menke also has several years of experience serving on a public company board of directors.

   2022 Proxy Statement   |   17

ELECTION OF DIRECTORS
William B. Plummer
Age: 63 Director since: August 2019 Board Committees: Audit (Chair) and Management Development & Compensation
Position and Business Experience
Retired Executive Vice President and Chief Financial Officer — United Rentals, Inc. (world’s largest equipment rental company), served from 2008 to October 2018; also served as Senior Adviser from October 2018 to January 2019.
Director of Global Payments Inc. since May 2017.
Director of Mason Industrial Technology, Inc. since February 2021.
Director of Nesco Holdings, Inc. from July 2019 to March 2021.
Director of John Wiley & Sons, Inc. from 2003 to September 2019.
Qualifications
Mr. Plummer has more than two decades of financial leadership experience. During his tenure at United Rentals, Mr. Plummer was responsible for the development of the company’s finance activities, investor relations, and co-led its merger, acquisition and divestiture strategies. Mr. Plummer also served as Chief Financial Officer of Dow Jones & Company, where he set policy for global finance and corporate strategy. Mr. Plummer has experience as a member of the board of directors of a number of other large public companies, with particular focus on audit committee service and leadership.

John C. Pope
Age: 72 Director since: 1997 Board Committees: Management Development & Compensation and Nominating & Governance
Position and Business Experience
Chairman of the Board — PFI Group (private investment firm) since 1994.
Lead Director — The Kraft Heinz Company since January 2021; Director of The Kraft Heinz Company, or predecessor companies including Kraft Foods Group, Inc., since 2001.
Director of Talgo S.A. since 2015.
Chairman of the Board — R.R. Donnelley & Sons Company from 2014 to February 2022; Director of R.R. Donnelley & Sons Company, or predecessor companies, from 1996 to February 2022.
Qualifications
Prior to his service on the boards of multiple major corporations, Mr. Pope served in executive operational and financial positions at large airline companies for almost 20 years, providing him with extensive experience and knowledge of management of large public companies with large-scale logistical challenges, high fixed-cost structure and significant capital requirements. His background, education and board service also provide him with expertise in finance and accounting. Mr. Pope has served on the board of directors for many public companies for over 30 years.

18   |      2022 Proxy Statement

ELECTION OF DIRECTORS
Maryrose T. Sylvester
Age: 56 Director since: March 2021 Board Committee: Management Development & Compensation
Position and Business Experience
Retired U.S. Managing Director and U.S. Head of Electrification — ABB Ltd. (global technology company focused on electrification, robotics, power and automation), served from August 2019 to August 2020.
Former President and Chief Executive Officer — Current, powered by GE (energy services and information technology subsidiary of General Electric subsequently acquired by private equity investors), served from 2015 to June 2019; also served as President and Chief Executive Officer — GE Lighting from 2011 to 2015 and President and Chief Executive Officer — GE Intelligent Platforms (GE Fanuc) from 2006 to 2011.
Director of Harley-Davidson, Inc. since August 2016.
Director of Vontier Corporation since March 2021.
Qualifications
Ms. Sylvester is a strategic, growth-oriented leader who is passionate about technology, innovation and automation. Through her recent experience leading the U.S. electrification business for ABB Group, combined with her 19 years of executive leadership for divisions of GE, Ms. Sylvester has developed expertise in delivering technology-enabled and energy-efficient sustainable solutions. Ms. Sylvester brings extensive knowledge regarding consumer marketing, supply chain strategy, and operational improvement. She also has valuable governance experience from her service on public company boards.

Thomas H. Weidemeyer
Age: 74 Director since: 2005 Chairman of the Board since: May 2018 Board Committees: Audit, Management Development & Compensation and Nominating & Governance
Position and Business Experience
Retired Chief Operating Officer — United Parcel Service, Inc. (package delivery and supply chain services company), served from 2001 to 2003; also served as Director from 1997 to 2003 and Senior Vice President from 1994 to 2003.
Former President, UPS Airlines (UPS owned airline) from 1994 to 2003.
Director of NRG Energy, Inc. since 2003.
Director of The Goodyear Tire & Rubber Company from 2004 to April 2020.
Qualifications
Mr. Weidemeyer served in executive positions at a large public company for several years and has served as our Non-Executive Chairman of the Board since May 2018. His roles encompassed significant operational management responsibility, providing him knowledge and experience in an array of functional areas critical to large public companies, including supply chain and logistics management. Mr. Weidemeyer also has over 20 years of experience serving on the board of directors for public companies.

   2022 Proxy Statement   |   19

DIRECTOR AND OFFICER STOCK OWNERSHIP
Our Board of Directors has adopted stock ownership guidelines for our non-employee directors based on the recommendation of the MD&C Committee, as described in the Non-Employee Director Compensation discussion. Our executive officers, including Mr. Fish, are also subject to stock ownership guidelines, as described in the Compensation Discussion and Analysis.
The Security Ownership of Management table below shows the number of shares of Common Stock each director and each executive officer named in the Summary Compensation Table beneficially owned as of March 15, 2022, our record date for the Annual Meeting, as well as the number owned by all directors and executive officers as a group. These individuals, both individually and in the aggregate, own less than 1% of our outstanding shares as of the record date.
SECURITY OWNERSHIP OF MANAGEMENT
Name	Shares of Common Stock Owned(1)	Shares of Common Stock Covered by Exercisable Options(2)
Andrés R. Gluski	13,759	—
Victoria M. Holt	19,257	—
Kathleen M. Mazzarella(3)	11,671	—
Sean E. Menke	1,551	—
William B. Plummer	3,776	—
John C. Pope	55,065	—
Maryrose T. Sylvester	1,551	—
Thomas H. Weidemeyer(4)	35,324	—
James C. Fish, Jr.(5)	245,226	140,703
Devina A. Rankin	49,428	37,125
John J. Morris, Jr.	107,552	49,801
Charles C. Boettcher	31,680	34,518
Tara J. Hemmer	37,517	44,005
All directors and executive officers as a group (19 persons)(6)	738,854	468,586

(1)
The table reports beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. The amounts reported above include 4,081 stock equivalents attributed to Mr. Fish and 2,295 stock equivalents attributed to Mr. Morris, based on their holdings in the Company’s 401(k) Retirement Savings Plan stock fund. The amounts reported above also include 94,844 shares of Common Stock deferred by Mr. Fish. Deferred shares were earned on account of vested equity awards and pay out in shares of Common Stock after the executive’s departure from the Company pursuant to the Company’s 409A Deferral Savings Plan (“409A Deferral Plan”).

Executive officers may choose a Waste Management stock fund as an investment option for deferred cash compensation under the Company’s 409A Deferral Plan. Interests in the fund are considered phantom stock because they are equal in value to shares of our Common Stock, but these amounts are not invested in stock or funds. Phantom stock is not included in the table above, but it represents an investment risk based on the performance of our Common Stock. Mr. Morris has 2,491 phantom stock equivalents under the 409A Deferral Plan.
(2)
Includes the number of options currently exercisable and options that will become exercisable within 60 days of our record date.

(3)
Shares are held by the Mazzarella Living Trust, for which Ms. Mazzarella and her husband serve as trustees.

(4)
Shares are held by the Thomas H. Weidemeyer and Mary R. Weidemeyer Trust, for which Mr. Weidemeyer and his wife serve as trustees.

(5)
Includes 95,577 shares held in trusts for the benefit of Mr. Fish’s minor children.

(6)
Included in the “All directors and executive officers as a group” are 10,949 stock equivalents attributable to the executive officers’ collective holdings in the Company’s 401(k) Retirement Savings Plan stock fund. This group also holds an aggregate of 8,729 phantom stock equivalents under the 409A Deferral Plan that are not included in the table.

20   |      2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The table below shows information for persons known to us to beneficially own more than 5% of our Common Stock based on their filings with the SEC through March 15, 2022.
	Shares Beneficially Owned
Name and Address	Number	Percent(1)
William H. Gates III 500 Fifth Avenue North Seattle, WA 98109	35,234,344(2)	8.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	34,980,666(3)	8.4%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	29,941,759(4)	7.2%

(1)
Percentage is calculated using the number of shares of Common Stock outstanding and entitled to vote as of March 15, 2022.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 14, 2022. Mr. Gates reports that he has sole voting and dispositive power over 16,600,672 shares of Common Stock held by Cascade Investment, L.L.C., as the sole member of such entity. Additionally, the Schedule 13G/A reports that Mr. Gates and Melinda French Gates share voting and dispositive power over 18,633,672 shares of Common Stock beneficially owned by Bill & Melinda Gates Foundation Trust, as co-trustees.

(3)
This information is based on a Schedule 13G/A filed with the SEC on February 9, 2022. The Vanguard Group reports that it has shared voting power over 641,208 shares of Common Stock, shared dispositive power over 1,612,971 shares of Common Stock and sole dispositive power over 33,367,695 shares of Common Stock beneficially owned.

(4)
This information is based on a Schedule 13G/A filed with the SEC on February 1, 2022. BlackRock, Inc. reports that it has sole voting power over 25,700,248 shares of Common Stock and sole dispositive power over 29,941,759 shares of Common Stock beneficially owned.

DELINQUENT SECTION 16(A) REPORTS
The federal securities laws require our executive officers and directors to file reports of their holdings and transactions in our Common Stock with the SEC. Based on a review of the forms and written representations from our executive officers and directors, we are aware of one delinquent report for 2021. On December 14, 2021, Ms. Nagy received a grant of restricted stock units that will vest in full on the third anniversary of the date of grant. Due to an administrative error, this grant was not reported on a Form 4 at the time, but upon discovery was reported on a Form 5 in January 2022.
   2022 Proxy Statement   |   21

EXECUTIVE OFFICERS
The following is a listing of our current executive officers, their ages and their business experience for the past five years (other than Mr. Fish, whose age, experience and qualifications are included in the director nominees section of this Proxy Statement). Unless otherwise specified, all prior positions listed below were with our Company.
Name	Age	Positions Held and Business Experience for Past Five Years
Steven R. Batchelor	64	• Senior Vice President — Operations since January 2019. • Vice President, Collections and Fleet Operations from 2013 to December 2018.
Charles C. Boettcher	48
•
Executive Vice President, Corporate Development and Chief Legal Officer since February 2020.

•
Senior Vice President, Corporate Development and Chief Legal Officer from May 2019 to February 2020.

•
Senior Vice President and Chief Legal Officer from January 2017 to May 2019.

•
Also served as Chief Compliance Officer from May 2017 to February 2018.

Rafael E. Carrasco	50
•
Senior Vice President — Operations since July 2021.

•
Area Vice President — Greater Mid-Atlantic Area from April 2017 to June 2021.

•
Area Vice President — Eastern Canada Area from 2016 to March 2017.

Tara J. Hemmer	49
•
Senior Vice President and Chief Sustainability Officer since July 2021.

•
Senior Vice President — Operations from January 2019 to June 2021.

•
Senior Vice President — Operations, Safety and Environmental Compliance from January 2018 to December 2018.

•
Vice President — Disposal Operations, Closed Sites and Environmental Compliance from September 2017 to January 2018.

•
Area Vice President — Greater Mid-Atlantic Area from 2012 to May 2017.

John J. Morris, Jr.	52	• Executive Vice President and Chief Operating Officer since January 2019. • Senior Vice President — Operations from 2012 to December 2018.
Leslie K. Nagy	47	• Vice President and Chief Accounting Officer since November 2017. • Principal Accounting Officer and Controller, Parker Drilling Company, an oilfield services company, from 2014 to November 2017.
Tamla D. Oates-Forney	50
•
Senior Vice President and Chief People Officer since December 2018.

•
Vice President, Human Resources, GE Energy Connections, an electrification and automation business included in the General Electric Company multinational conglomerate, from 2014 to April 2018.

Devina A. Rankin	46
•
Executive Vice President and Chief Financial Officer since February 2020.

•
Senior Vice President and Chief Financial Officer from February 2017 to February 2020.

•
Also continued to serve as Treasurer from February 2017 to August 2017.

•
Vice President, Treasurer and Acting Chief Financial Officer from January 2017 to February 2017.

Nikolaj H. Sjoqvist	49	• Senior Vice President and Chief Digital Officer since October 2017. • Vice President — Revenue Management from 2012 to October 2017.
Michael J. Watson	52	• Senior Vice President and Chief Customer Officer since October 2018. • Area Vice President — Illinois / Missouri Valley Area from 2013 to September 2018.
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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Company’s Compensation Discussion and Analysis provides information about the Company’s executive compensation philosophy and the components of its compensation programs. This includes information about how compensation of the Company’s named executive officers for the fiscal year ended December 31, 2021 aligned with the Company’s 2021 financial goals and performance. The Compensation Discussion and Analysis helps readers better understand the information found in the Summary Compensation Table and other accompanying tables included in this Proxy Statement.
This Compensation Discussion and Analysis focuses on our executive pay program as it relates to the following executive officers during 2021, whom we refer to as the “named executive officers” or “named executives”:
•
Mr. James C. Fish, Jr. — President and Chief Executive Officer since November 2016.

•
Ms. Devina A. Rankin — Executive Vice President and Chief Financial Officer since February 2020.

•
Mr. John J. Morris, Jr. — Executive Vice President and Chief Operating Officer since January 2019.

•
Mr. Charles C. Boettcher — Executive Vice President, Corporate Development and Chief Legal Officer since February 2020.

•
Ms. Tara J. Hemmer — Senior Vice President and Chief Sustainability Officer since July 2021; Senior Vice President — Operations from January 2019 to June 2021.

For additional information about the named executives’ background and prior experience with the Company, see “Executive Officers” above.
Executive Summary
The objective of our executive compensation program is to attract, retain, reward and incentivize talented employees who will lead the Company in the successful execution of our strategy. The Company seeks to accomplish this goal by designing a compensation program that is supportive of and aligns with the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking.
We have enabled a people-first, technology-led focus to drive our mission, that we are always working for a sustainable tomorrow. Our strategy leverages and sustains the strongest asset network in the industry to drive best in class customer experience and growth. As North America’s leading provider of comprehensive waste management environmental services, sustainability and environmental stewardship is embedded in all that we do. As a result, we believe that positive financial results, including the results for the performance measures on which our executives are compensated, are naturally aligned with the successful execution of our goals to put our people first and position them to serve and care for our customers, the environment, the communities in which we work and our stockholders. On the other hand, we believe our Company would not be successful, on financial performance measures or otherwise, without our industry-leading focus on sustainability.
The following key structural elements and policies further the objective of our executive compensation program:
•
a substantial majority of executive compensation is linked to Company performance, through annual cash incentive performance criteria and long-term equity-based incentive awards. As a result, our executive compensation program provides for notably higher total compensation in periods of above-target Company performance, as we saw with respect to equity awards with a three-year performance period ended 2021 and the 2021 annual cash incentive award;

•
at target, 72% of total compensation of our President and Chief Executive Officer was tied to long-term equity awards, and approximately 60% of total compensation of our other named executives, on average, was tied to long-term equity awards, which aligns executives’ interests with those of stockholders;

   2022 Proxy Statement   |   23

EXECUTIVE COMPENSATION
•
our total direct compensation opportunities for named executive officers are targeted to fall in a range around the competitive median;

•
performance-based awards include threshold, target and maximum payouts correlating to a range of performance outcomes and are based on a variety of indicators of performance, which limits risk-taking behavior;

•
performance stock units with a three-year performance period, as well as stock options that vest over a three-year period, link executives’ interests with long-term performance and reduce incentives to maximize performance in any one year;

•
all of our executive officers are subject to stock ownership guidelines, which we believe demonstrates a commitment to, and confidence in, the Company’s long-term prospects;

•
the Company has clawback provisions in its equity award agreements and executive officer employment agreements, and has adopted a clawback policy applicable to annual incentive compensation, designed to recoup compensation when cause and/or misconduct are found;

•
our executive officer severance policy implemented a limitation on the amount of benefits the Company may provide to its executive officers under severance agreements (the “Severance Limitation Policy”); and

•
the Company has adopted a policy that prohibits it from entering into agreements with executive officers that provide for certain death benefits or tax gross-up payments.

2021 Pay-For-Performance
During 2021, we delivered strong revenue and income from operations as we continued to recover from COVID-19 pandemic impacts. We experienced improved yield and volume in our landfill, commercial and industrial collection businesses and benefited from our October 2020 acquisition and successful integration of Advanced Disposal Services, Inc. (“ADS”). However, our income from operations was impacted by constraints on labor availability, inflationary cost pressures and commodity-driven business impacts, particularly from recycling brokerage rebates and higher fuel prices. We continue to invest in our people through market wage adjustments, investments in our digital platform and training for new team members. In addition, we were focused on executing on our disciplined pricing programs to drive margin growth in the face of these additional labor cost and inflationary pressures. Following is a summary of the 2021 compensation program results:
Total Shareholder Return
With respect to the half of the performance share units (“PSUs”) granted in 2019 with a three-year performance period ended December 31, 2021 that was subject to total shareholder return relative to the S&P 500 (“TSR PSUs”), the performance of the Company’s Common Stock on this measure translated into a percentile rank relative to the S&P 500 of 66.95%, resulting in a 167.78% payout on these PSUs in shares of Common Stock. This performance directly benefited our stockholders, delivering total shareholder return of 91.96% over the three-year performance period.
Cash Flow Generation
The Company generated net cash flow from operating activities, less capital expenditures, for purposes of the performance goal associated with the other half of our PSUs (“Cash Flow PSUs”) granted in 2019, of $7.49 billion, exceeding the maximum performance level of $6.875 billion for the three-year performance period ended December 31, 2021. This performance resulted in a maximum 200% payout on these PSUs in shares of Common Stock. The robust cash flow generation of our business over the three-year performance period has allowed the Company to fulfill its priorities of investing in the business, funding acquisitions with strong returns, and returning available cash to shareholders through dividend growth and Common Stock repurchases.
Annual Cash Incentive Performance Measures
Company performance on annual cash incentive performance measures for named executive officers is set forth below. Due to these results, each of the named executives received an annual cash incentive payment for 2021 equal to 136.8% of target.
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EXECUTIVE COMPENSATION
Income from Operations, excluding Depreciation and Amortization — $4.961 billion, yielding a payout of 173.5%
Income from Operations, excluding Depreciation and Amortization Margin (“Margin performance measure”) — 27.7%, yielding a payout of 0%
Total Revenue — $17.931 billion, yielding a payout of 200%.
In 2021, the long-term equity compensation awards continued to demonstrate strong alignment between executive pay and Company performance. The payouts on the PSUs granted in 2019 correlate with outstanding cash flow generation and total shareholder return over the three-year performance period, and both stockholders and executives were rewarded by these above-target results.
The blended results of the annual incentive performance measures, and the above target results on the income from operations, excluding depreciation and amortization and total revenue performance measures, evidence the strength and resilience of our business. The Company’s results on each of the performance measures reflect that our executives took the right actions to deliver operating and financial performance in the face of broader macroeconomic pressures and market disruption that intensified during the second half of 2021. Unfortunately, due in large part to the distorting effect of our recycling brokerage business on the Margin performance measure, the Company’s results on this measure fell below the threshold, yielding a 0% payout. The Company’s recycling brokerage business is a relatively small and traditionally lower-margin offering; however, the recycling brokerage business is additive to the Company’s overall value proposition and helps the Company attract and retain large accounts. As a result of the sharp increase in recycling commodity prices in 2021, the recycling brokerage business made out-sized contributions to the Company’s revenue in 2021, but such revenue also had a more significant negative impact on the Company’s Margin performance measure. The MD&C Committee recognized that the results on the Margin performance measure were not reflective of the underlying performance and overall financial results of the Company in 2021, particularly the diligent efforts of management to pursue operational efficiencies and manage costs in the face of labor, supply chain, transportation and other market challenges. However, the overall above-target payout is reflective of the Company’s outstanding 2021 income from operations, excluding depreciation and amortization and total revenue performance that allowed the Company to deliver on key strategic priorities, including successfully integrating the acquisition of ADS, driving disciplined organic revenue growth, advancing technology investments focused on customer retention and growth, and cultivating our people-first culture.

2021 Actual Performance and Compensation Payouts
Annual Incentive Plan
Long-Term Performance Share Units
Maximum
Target
Threshold
$4.961B Actual
$4.787 Target
(50% weight)
173.5%
27.70% Actual
28.30% Target
(25% weight)
0%
$17.931B Actual
$16.917B Target
(25% weight)
200%
Combined Results
136.8%
67th Percentile Actual
50th Percentile Target
(50% weight)
167.78%
$7.49B Actual
$6,375B Target
(50% weight)
200%
Combined Results
183.89%
Income from Operations, excluding Depreciation & Amortization
Income from Operations, excluding Depreciation & Amortization Margin
Total Revenue
Annual Incentive Award Payout
Relative TSR (S&P 500)
Cash Flow Generation
PSU Award Payout

   2022 Proxy Statement   |   25

EXECUTIVE COMPENSATION
Consideration of Stockholder Advisory Vote
When establishing 2021 compensation for the named executives, the MD&C Committee noted the results of the advisory stockholder votes on executive compensation, with more than 92.5% of shares present and entitled to vote at the annual meeting voting in favor of the Company’s executive compensation every year since the advisory vote on compensation was implemented. Accordingly, the results of the stockholder advisory vote have not caused the MD&C Committee to recommend any changes to our compensation practices.
2022 Compensation Program Preview
The MD&C Committee continually reviews our compensation program to ensure it is clearly aligned with the business strategy and best supports the accomplishment of our goals. The MD&C Committee also believes that consistency in program design reinforces its efforts to maintain a compensation program that is straightforward, easy to communicate and readily translates into actionable goals. The MD&C Committee’s choice of long-term performance measures and respective weighting has been consistent since 2016, and the MD&C Committee is pleased with the financial results and stockholder value that has been generated. Accordingly, the MD&C Committee has approved keeping the 2022 long-term incentive program design for stock options and PSUs consistent with prior years. Additionally, in February 2022, the MD&C Committee approved grants of restricted stock units (“RSUs”) to Ms. Rankin, Mr. Morris and Ms. Hemmer in special recognition of leadership and contributions critical to the acquisition of ADS and the subsequent integration and synergy generation (the “ADS Integration Awards”). Mr. Boettcher received a grant of RSUs in connection with the ADS transaction in February 2021, as the MD&C Committee desired to recognize his leadership and contributions critical to the negotiation and consummation of the acquisition in October 2020 (the “ADS Closing Award”), discussed further below.
With respect to the annual incentive program, the design has been largely consistent over recent years. However, in 2021, two of the specific performance measures were modified, primarily in response to accounting and other impacts from our acquisition of ADS. As such impacts have now normalized, the MD&C Committee has approved reverting to the prior annual incentive program design by replacing the 2021 income from operations, excluding depreciation and amortization margin performance measure with an income from operations margin performance measure, maintaining its 25% weighting. Additionally, the 2021 total revenue performance measure has been replaced with the previous internal revenue growth performance measure, also maintaining its 25% weighting.
Our Compensation Philosophy for Named Executive Officers
The Company’s compensation philosophy is designed to:
•
Attract and retain exceptional employees through competitive compensation opportunities;

•
Encourage and reward performance through substantial at-risk performance-based compensation, while discouraging excessive risk-taking behavior; and

•
Align our decision makers’ long-term interests with those of our stockholders through emphasis on equity ownership.

Additionally, our compensation philosophy is intended to encourage executives to embrace the Company’s strategy and to lead the Company in setting aspirations that will continue to drive exemplary performance.
With respect to our named executive officers, the MD&C Committee believes that total direct compensation at target should be in a range around the competitive median according to the following:
•
Base salaries should be paid within a range of plus or minus 10% around the competitive median, with attention given to individual circumstances, including strategic importance of the named executive’s role, the executive’s experience and individual performance;

•
Target short-term and long-term incentive opportunities should generally be set at the competitive median; and

•
Total direct compensation opportunities should generally be within a range of plus or minus 20% around the competitive median.

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EXECUTIVE COMPENSATION
Overview of Elements of Our 2021 Executive Compensation Program
Timing	Component	Purpose	Key Features
Current	Base Salary	To attract and retain executives with a competitive level of regular income	Adjustments to base salary primarily consider competitive market data and the executive’s individual performance and responsibilities.
Short-Term Performance Incentive	Annual Cash Incentive	To encourage and reward contributions to our annual financial objectives through performance-based compensation subject to challenging, yet attainable, objective and transparent metrics
Cash incentives are targeted at a percentage of base salary and range from zero to 200% of target based on the following performance measures:
•
Income from Operations, excluding Depreciation and Amortization — designed to encourage balanced growth and profitability (weighted 50%);

•
Income from Operations, excluding Depreciation and Amortization Margin  — designed to motivate pursuit of high margin revenue growth while also controlling costs and operating efficiently (weighted 25%); and

•
Total Revenue — designed to support strategic growth goals (weighted 25%).

The MD&C Committee has discretion to increase or decrease an individual’s payment by up to 25% based on individual performance, but such modifier has never been used to increase a payment to a named executive.

Long-Term Performance Incentives	Performance Share Units	To encourage and reward building long-term stockholder value through successful strategy execution; To retain executives; and To increase stockholder alignment through executives’ stock ownership
Number of shares delivered range from zero to 200% of the initial target grant based on performance over a three-year performance period.
Payout on half of each executive’s PSUs granted in 2021 is dependent on cash flow generation, defined as net cash flow provided by operating activities, less capital expenditures, with certain exclusions, which continues our focus on capital discipline, while also aligning the Company with stockholders’ free cash flow expectations. We refer to these as Cash Flow PSUs.
Payout on the remaining half of the PSUs granted in 2021 is dependent on total shareholder return relative to other companies in the S&P 500 over the three-year performance period. We refer to these as TSR PSUs.
PSUs earn dividend equivalents that are paid at the end of the performance period based on the number of shares earned. Recipients can defer the receipt of shares, in which case such shares of Common Stock will be paid out, without interest, at the end of the deferral period.

Stock Options
To support the growth element of the Company’s strategy and encourage and reward stock price appreciation over the long-term;
To retain executives; and
To increase stockholder alignment through executives’ stock ownership

Stock options granted in 2021 vest ratably in three annual increments, beginning on the first anniversary of the date of grant.
Exercise price is the average of the high and low market price of our Common Stock on the date of grant.
Stock options have a term of ten years.

	Restricted Stock Units	Used on a limited basis (e.g. promotion, new hire, special recognition) to make awards that encourage and reward long-term performance and increase alignment with stockholders
RSUs are not routinely an element of executive compensation, but one-off grants are made in certain circumstances, including in recognition of significant promotions and contributions.
RSUs typically vest in full three years after the date of grant. Time-based vesting aids retention. Dividend equivalents on RSUs accrue and are paid in cash upon vesting.

   2022 Proxy Statement   |   27

EXECUTIVE COMPENSATION
Deferral Plan.   Each of our named executive officers is eligible to participate in our 409A Deferral Plan and may elect to defer receipt of portions of their base salary and cash incentives in excess of the annual compensation threshold established under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “IRC”). We believe that providing a program that allows and encourages planning for retirement is a key factor in our ability to attract and retain talent. Additional details on the 409A Deferral Plan can be found in the Nonqualified Deferred Compensation in 2021 table and accompanying disclosure.
Perquisites.   The Company provides very limited perquisites or personal benefits to executive officers. The MD&C Committee permits our President and Chief Executive Officer to use the Company’s aircraft for business and personal travel; provided, however, that personal use of the Company aircraft attributed to him that results in incremental cost to the Company shall not exceed 90 hours during any calendar year without approval from the Chairman of the MD&C Committee. In 2021, our President and Chief Executive Officer had less than 18 hours of personal use of Company aircraft under this standard. Personal use of the Company’s aircraft by other employees resulting in incremental cost to the Company is permitted with Chief Executive Officer approval, although this does not occur frequently. The value of our named executives’ personal use of the Company’s aircraft is treated as taxable income to the respective executive in accordance with IRS regulations using the Standard Industry Fare Level formula. This is a different amount than we calculate pursuant to the SEC requirement to report the incremental cost to us of their use. See note (4) to the Summary Compensation Table below for additional information about this calculation.
Post-Employment and Change in Control Compensation.   The Company provides severance protections that aid in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause. The change in control provisions included in our Executive Severance Protection Plan, our stock option award documentation and, if applicable, employment agreements require a double trigger in order to receive any payment in the event of a change in control situation. Additional details can be found under “— Post Employment and Change in Control Compensation; Clawback Policies” and “Potential Payments Upon Termination or Change in Control.”
How Named Executive Officer Compensation Decisions are Made
The MD&C Committee meets several times each year to perform its responsibilities as delegated by the Board of Directors and as set forth in the MD&C Committee’s charter. These responsibilities include evaluating and approving the Company’s compensation philosophy, policies, plans and programs for our named executive officers. In the performance of its duties, the MD&C Committee regularly reviews the total compensation, including the base salary, target annual cash incentive award opportunities, long-term incentive award opportunities and other benefits, including potential severance payments for each of our named executive officers. At a regularly scheduled meeting each year, the MD&C Committee reviews our named executives’ total compensation and compares that compensation to the competitive market, as discussed below. In the first quarter of each year, the MD&C Committee meets to determine salary increases, if any, for the named executive officers; verifies the results of the Company’s performance for annual cash incentive and performance share unit calculations; reviews the individual annual cash incentive targets for the current year as a percent of base salary for each of the named executive officers; and makes decisions on granting long-term equity awards.
Compensation Consultant.   The MD&C Committee uses several resources in its analysis of the appropriate compensation for the named executive officers. The MD&C Committee selects and employs an independent consultant to provide advice relating to market and general compensation trends. The MD&C Committee also uses the services of its independent consultant for data gathering and analyses. The MD&C Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent consultant since 2002. The Company makes regular payments to FW Cook for its services around executive compensation, including meeting preparation and attendance, advice, and best practice information, as well as competitive data. Information about such payments is submitted to the Chairman of the MD&C Committee.
In addition to services related to executive compensation, FW Cook also provides the MD&C Committee information and advice with respect to compensation of the non-employee directors. FW Cook has no other business relationships with the Company and receives no other payments from the Company. The MD&C Committee adopted a charter provision requiring that it consider the independence of any compensation consultants it uses for executive compensation matters. The MD&C Committee has considered the independence of FW Cook in light of SEC rules and New York Stock Exchange listing standards. In connection with this process, the MD&C Committee has reviewed, among other items, a letter from FW Cook addressing the independence of FW Cook and the members of the consulting team serving the MD&C Committee,
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EXECUTIVE COMPENSATION
including the following factors: (a) other services provided to us by FW Cook; (b) fees paid by us as a percentage of FW Cook’s total revenue; (c) policies or procedures of FW Cook that are designed to prevent conflicts of interest; (d) any business or personal relationships between the senior advisor of the consulting team with a member of the MD&C Committee; (e) any Company stock owned by the senior advisor or any member of his immediate family and (f) any business or personal relationships between our executive officers and the senior advisor. The MD&C Committee reviewed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.
Role of CEO and our People Organization.   Our President and Chief Executive Officer contributes to compensation determinations by assessing the performance of the other named executive officers and providing these assessments with recommendations to the MD&C Committee. Personnel within the Company’s People Organization assist the MD&C Committee by working with the independent consultant to provide information requested by the MD&C Committee and assisting it in designing and administering the Company’s compensation programs.
Peer Company Comparisons.   The MD&C Committee uses compensation information of comparison groups of companies to gauge the competitive market, which is relevant for attracting and retaining key talent and for ensuring that the Company’s compensation practices are aligned with prevalent practices. For purposes of establishing the 2021 executive compensation program, the MD&C Committee considered a competitive analysis of total direct compensation levels and compensation mix for our executive officers during the second half of 2020, using information from:
•
Size-adjusted median compensation data from two general industry surveys in which management annually participates; the Aon Hewitt 2020 Total Compensation Measurement Survey and the Willis Towers Watson 2020 Executive Compensation Database Survey. The 2020 Aon Hewitt Total Compensation Measurement Survey included 412 organizations ranging in size from approximately $30 million to $525 billion in annual revenue, and the 2020 Willis Towers Watson Executive Compensation Database Survey included 841 organizations ranging in size from approximately $50 million to $265 billion in annual revenue. Data selected from these surveys is scoped based on Company revenue; and

•
Median compensation data from a comparison group of 18 publicly traded U.S. companies, described below.

The comparison group of companies is initially recommended by the independent consultant prior to the data gathering process, with input from management and the MD&C Committee. The composition of the group is evaluated, and a final comparison group of companies is approved by the MD&C Committee each year. The selection process for the comparison group begins with all companies in the Standard & Poor’s North American database that are publicly traded U.S. companies in 15 different Global Industry Classifications. These industry classifications are meant to provide a collection of companies in industries that share similar characteristics with us. The companies are then limited to those with at least $5 billion in annual revenue to ensure appropriate comparisons, and further narrowed by choosing those with asset intensive domestic operations, as well as those focusing on transportation and logistics. Companies with these characteristics are chosen because the MD&C Committee believes that it is appropriate to compare our executives’ compensation with executives that have similar responsibilities and challenges at other companies.
   2022 Proxy Statement   |   29

EXECUTIVE COMPENSATION
The following chart sets forth various size comparisons to companies in the comparison group; this table is provided to evidence that the Company was appropriately positioned within its peer group for purposes of establishing 2021 compensation during 2020. All financial and market data are taken from Standard & Poor’s Capital IQ, with financial data as of each company’s 2019 fiscal year end and market capitalization as of December 31, 2019.
For purposes of each of the named executives, the general industry data and the comparison group data are blended when composing the competitive analysis, when possible, such that the combined general industry data and the comparison group are each weighted 50%. For competitive comparisons, the MD&C Committee has determined that total direct compensation packages for our named executive officers within a range of plus or minus 20% of the median total compensation of the competitive analysis is appropriate. In making these determinations, total direct compensation consists of base salary, target annual cash incentive, and the annualized grant date fair value of long-term equity incentive awards.
Allocation of Compensation Elements and Tally Sheets.   The MD&C Committee considers the forms in which total compensation will be paid to executive officers and seeks to achieve an appropriate balance between base salary, annual cash incentive compensation and long-term incentive compensation. The MD&C Committee determines the size of each element based primarily on comparison group data and individual and Company performance. The percentage of compensation that is contingent on achievement of performance criteria typically increases in correlation to an executive officer’s responsibilities within the Company, with performance-based incentive compensation making up a greater percentage of total compensation for our most senior executive officers. Additionally, as an executive becomes more senior, a greater percentage of the executive’s compensation shifts away from short-term to long-term incentive awards.
The MD&C Committee uses tally sheets to review the compensation of our named executive officers, which show the cumulative impact of all elements of compensation. These tally sheets include detailed information and dollar amounts for each component of compensation, the value of all equity held by each named executive, and the value of welfare and retirement benefits and severance payments. Tally sheets provide the MD&C Committee with the relevant information necessary to determine whether the balance between short-term and long-term compensation, as well as fixed and variable compensation, is consistent with the overall compensation philosophy of the Company. This information is also useful in the MD&C Committee’s analysis of whether total direct compensation provides a compensation package that is appropriate and competitive. Tally sheets are provided annually to the full Board of Directors.
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EXECUTIVE COMPENSATION
The following charts display the allocation of total 2021 target compensation among base salary, annual cash incentive and long-term equity awards for (a) our President and Chief Executive Officer and (b) our other named executives, on average. These charts reflect the MD&C Committee’s 2021 desired total mix of target compensation for named executives, other than our President and CEO, which includes approximately 60% of total compensation derived from long-term equity awards, while long-term equity awards comprised 72% of our President and Chief Executive Officer’s total target compensation. These charts also reflect that approximately 89% of our President and Chief Executive Officer’s total target compensation opportunities awarded in 2021 were performance-based. Approximately 80% of the total target compensation established in February 2021 for the other named executives, on average, was comprised of annual cash incentive and long-term equity awards, all of which are performance-based with the exception of Mr. Boettcher’s ADS Closing Award discussed below. We consider stock options granted under our long-term incentive plan to be performance-based because their value will increase as the market value of our Common Stock increases.
Internal Pay Equity.   The MD&C Committee considers the differentials between compensation of the named executive officers. The MD&C Committee also reviews compensation comparisons between the President and Chief Executive Officer and the other executive officers, while recognizing the additional responsibilities of the President and Chief Executive Officer and that such differentials will increase in periods of above-target performance and decrease in times of below-target performance. Based on these considerations, the MD&C Committee concluded that the compensation paid to the President and Chief Executive Officer is reasonable compared to that of the other executive officers.
Tax and Accounting Matters.   Following the revision of Section 162(m) of the IRC in 2017, the Company generally may no longer take a deduction for any compensation paid to any of its named executive officers in excess of $1 million. Section 409A of the IRC (“Code Section 409A”) generally provides that any deferred compensation arrangement that does not meet specific requirements will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In general, to avoid a Code Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time or fixed schedule, a change in control or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services. We intend to structure all of our compensation arrangements, including our 409A Deferral Plan, in a manner that complies with or is exempt from Code Section 409A.
We account for equity-based payments, including stock options, PSUs and RSUs, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). The MD&C Committee takes into consideration the accounting treatment under ASC Topic 718 when determining the form and amount of annual long-term equity incentive awards. However, because our long-term equity incentive awards are based on a target dollar value established prior to grant (described in further detail under “Named Executives’ 2021 Compensation Program and Results — Long-Term Equity Incentives”), this “value” will differ from the grant date fair value of awards calculated pursuant to ASC Topic 718 and reported in the Summary Compensation Table.
Risk Assessment.   The MD&C Committee uses the structural elements set forth in the Executive Summary earlier to establish compensation that will provide sufficient incentives for named executive officers to drive results while avoiding unnecessary or excessive risk taking that could harm the long-term value of the Company. During 2021, the MD&C Committee reviewed the Company’s compensation policies and practices and the assessment and analysis of related risk conducted by the independent compensation consultant. Based on this review and analysis, the MD&C Committee and the independent compensation consultant concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
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EXECUTIVE COMPENSATION
Policy on Calculation Adjustments.   In 2014, the MD&C Committee adopted a policy on calculation adjustments that affect payouts under annual and long-term incentive awards in order to address the potentially distorting effect of certain items. Such adjustments are intended to align award payments with the underlying performance of the business; avoid volatile, artificial inflation or deflation of awards due to unusual items in either the award year or the previous comparator year; and eliminate counterproductive incentives to pursue short-term gains and protect current incentive opportunities. To ensure the integrity of the adjustments, the policy provides that the MD&C Committee’s approach to adjustments shall generally be consistent with the Company’s approach to reporting adjusted non-GAAP earnings to the investment community, except that the MD&C Committee has determined that potential adjustments arising from a single transaction or event generally should be disregarded unless, taken together, they change the calculated award payout by at least five percent. For this reason, actual results reported in this Proxy Statement on financial performance measures may differ from earnings results reported to the investment community. The MD&C Committee retains discretion to evaluate all adjustments, both income and expense, as circumstances warrant; however, the MD&C Committee has agreed that it will not have the ability to use negative discretion with respect to the calculation of cash flow for purposes of the Cash Flow PSUs, in order to avoid variable accounting treatment for those awards.
Named Executives’ 2021 Compensation Program and Results
Base Salary
The MD&C Committee approved increases to the 2021 base salaries of named executive officers, consistent with our compensation philosophy and driven by competitive market data, internal pay equity considerations and individual performance relative to the executive’s responsibilities and contributions. The table below shows the 2021 annual base salary established by the MD&C Committee for each of our named executive officers.
Named Executive Officer	2021 Base Salary
Mr. Fish	$1,300,000
Ms. Rankin	$704,247
Mr. Morris	$731,854
Mr. Boettcher	$650,003
Ms. Hemmer	$588,858
Annual Cash Incentive
•
Annual cash incentives were dependent on the following performance measures: Income from Operations, excluding Depreciation and Amortization; Income from Operations, excluding Depreciation and Amortization Margin and Total Revenue.

•
Blended results on the performance measures resulted in each of the named executives receiving an annual cash incentive payment for 2021 equal to 136.8% of target.

The MD&C Committee develops financial performance measures for annual cash incentive awards to drive improvements in business operations, as well as support and fund the long-term strategy of the Company. The MD&C Committee has found that the income from operations, excluding depreciation and amortization performance measure encourages balanced focus on growth and profitability. Our income from operations, excluding depreciation and amortization, as a percentage of revenue performance measure, referred to as our Margin performance measure, encourages responsible, high margin revenue growth and cost management and reduction. The total revenue performance measure was implemented to encourage top line growth. The MD&C Committee believes these financial performance measures, collectively, supported and aligned with the strategy of the Company in 2021. With the exception of the results on the Margin performance measure, the MD&C Committee believes these performance measures are reflective of the Company’s overall performance and are appropriate indicators of our progress toward the Company’s goals. See “2021 Pay-for-Performance” in the Executive Summary above for further discussion.
When setting threshold, target and maximum performance measure levels each year, the MD&C Committee looks to the Company’s historical results of operations and analyses and forecasts for the coming year. Specifically, the MD&C Committee considers expected revenue based on analyses of pricing and volume trends, as well as operational and general economic factors and expected costs. The table below details the performance measures set by the MD&C Committee for purposes of the named executive officers’ annual cash incentive for 2021.
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EXECUTIVE COMPENSATION
	Threshold Performance (60% Payment)	Target Performance (100% Payment)	Maximum Performance (200% Payment)
Income from Operations, excluding Depreciation and Amortization	$ 4.550 billion	$ 4.787 billion	$ 5.024 billion
Margin	28.0%	28.3%	28.8%
Total Revenue	$16.068 billion	$16.917 billion	$17.766 billion
The following table sets forth the Company’s performance achieved on each of the annual cash incentive performance measures and the payout earned on account of such performance.
Income from Operations, excluding Depreciation and Amortization (weighted 50%)		Margin (weighted 25%)		Total Revenue (weighted 25%)		Total Payout Earned (as a percentage of Target)
Actual	Payout Earned	Actual	Payout Earned	Actual	Payout Earned
$4.961 billion	173.5%	27.7%	0%	$17.931 billion	200%	136.8%
As discussed above, the MD&C Committee has discretion to adjust the performance calculations in line with its policy on calculation adjustments. The MD&C Committee did not make any adjustments to the calculation of 2021 annual cash incentive performance measures. For purposes of our annual cash incentive awards, the income from operations, excluding depreciation and amortization performance measure and the Margin performance measure are generally defined to be calculated based on the Company’s reported income from operations, excluding depreciation and amortization, “Restructuring” and “(Gain) Loss from Divestitures, Asset Impairments and Unusual Items, Net” reported in our Annual Report on Form 10-K.
Target annual cash incentives are a specified percentage of the executives’ base salary. The following table shows each named executive’s target percentage of base salary for 2021 and annual cash incentive for 2021 paid in March 2022.
Named Executive Officer	Target Percentage of Base Salary	Annual Cash Incentive For 2021(1)
Mr. Fish	150	$2,656,497
Ms. Rankin	100	$958,821
Mr. Morris	100	$996,408
Mr. Boettcher	75	$663,727
Ms. Hemmer	90	$721,549

(1)
Calculations of annual cash incentive payouts, as a percentage of base salary, were made using the named executive’s actual base salary received in 2021. Such amounts are lower than if calculated using the 2021 base salaries in the table above due to the timing of when base salary increases take effect.

Long-Term Equity Incentives
Our equity awards are designed to hold individuals accountable for long-term decisions by rewarding the success of those decisions. The MD&C Committee continuously evaluates the components of its programs. In determining which forms of equity compensation are appropriate, the MD&C Committee considers whether the awards granted are achieving their purpose; the competitive market; and accounting, tax or other regulatory issues, among others. In determining the appropriate awards for the named executives’ 2021 annual long-term incentive award, the MD&C Committee decided to grant both PSUs comprising 80% of each named executive’s award and stock options comprising 20% of each named executive’s award, consistent with prior years. Half of each named executives’ PSUs granted in 2021 are Cash Flow PSUs and the remaining half are TSR PSUs. Meanwhile, stock options encourage focus on increasing the market value of our stock. Before determining the actual number of PSUs and stock options that were granted to each of the named executives in 2021, the MD&C Committee established a target dollar amount for each named executive’s annual total long-term equity incentive award. The values chosen were based primarily on the comparison information for the competitive market and consideration of the named executives’ responsibility for meeting the Company’s strategic objectives. Target dollar amounts for equity incentive awards will vary from grant date fair values calculated for accounting purposes.
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EXECUTIVE COMPENSATION
Named Executive Officer	Dollar Values of 2021 Long-Term Equity Incentives Set by the Committee (at Target)
Mr. Fish	$8,500,000
Ms. Rankin	$2,100,000
Mr. Morris	$2,300,000
Mr. Boettcher(1)	$1,300,000
Ms. Hemmer	$1,700,000

(1)
Amount does not include Mr. Boettcher’s ADS Closing Award discussed below under “Restricted Stock Units”.

Overview of Performance Share Units.
•
Named executives were granted new PSUs with a three-year performance period ending December 31, 2023. Half of each named executive’s PSUs granted in 2021 are Cash Flow PSUs and the remaining half are TSR PSUs.

•
Named executives received a payout of 183.89% of the PSUs granted in 2019 with a three-year performance period ended December 31, 2021. The Company exceeded the maximum level of performance for the Cash Flow PSUs, and the Company exceeded the target level of performance for the TSR PSUs.

PSUs Granted in 2021.   Performance share units are granted to our named executive officers annually to align compensation with the achievement of our long-term financial goals and to increase stockholder alignment through stock ownership. PSUs provide an immediate retention benefit to the Company because there is unvested potential value at the date of grant. The number of PSUs granted to our named executive officers corresponds to an equal number of shares of Common Stock. At the end of the three-year performance period for each grant, the Company will deliver a number of shares ranging from 0% to 200% of the initial number of PSUs granted, depending on the Company’s three-year performance against pre-established targets.
The MD&C Committee determined the number of PSUs that were granted to each of the named executives in 2021 by taking the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplying by 80%. Those values were then divided by the average of the high and low market price of our Common Stock over the 30 trading days preceding the grant date to determine the number of PSUs granted. The number of PSUs granted in 2021 are shown in the table below.
Named Executive Officer	Number of PSUs
Mr. Fish	59,650
Ms. Rankin	14,736
Mr. Morris	16,140
Mr. Boettcher	9,122
Ms. Hemmer	11,930
Half of each named executive’s PSUs included in the table above are Cash Flow PSUs; the cash flow generation performance measure requires focus on capital discipline and strengthens alignment with stockholders’ free cash flow expectations. For purposes of these PSUs, we define cash flow as net cash provided by operating activities, less capital expenditures, with the following adjustments: (a) costs associated with labor disruptions and multiemployer plan withdrawal liabilities are excluded due to being required as a result of past labor commitments combined with changing economic conditions and business climate; (b) strategic acquisition, restructuring, and transformation and reorganization costs are excluded; (c) cash proceeds from strategic divestitures of assets and businesses are excluded; and (d) cash proceeds from divestitures of any other businesses and assets are included (the “2021 Cash Flow PSU Definition”). The table below shows the required achievement of the cash flow generation performance measure and the corresponding potential payouts under our Cash Flow PSUs granted in 2021.
	Threshold		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout
Cash Flow	$6.60 billion	50%	$7.032 billion	100%	$7.50 billion	200%
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EXECUTIVE COMPENSATION
The remaining half of each named executive’s PSUs are TSR PSUs. This measure directly correlates executive compensation with creation of stockholder value. Total shareholder return is calculated as follows: (Common Stock price at end of performance period — Common Stock price at beginning of performance period + dividends during performance period) / Common Stock price at beginning of performance period. The table below shows the required achievement of the total shareholder return performance measure and the corresponding potential payouts under our TSR PSUs granted in 2021.
Total Shareholder Return Relative to the S&P 500
Performance	Payout
75th percentile (Maximum)	200%
50th percentile (Target)	100%
25th percentile (Threshold)	50%
The different performance measure levels are determined based on an analysis of historical performance and current projections and trends. The MD&C Committee uses this analysis and consideration of different scenarios related to items that affect the Company’s performance such as yield, volumes and capital to set the performance measures. As with the consideration of targets for the annual cash incentives, when the MD&C Committee established the cash flow targets, the MD&C Committee carefully considered several material factors anticipated to affect the Company in 2021 and beyond, including general economic and market conditions and economic indicators for future periods, to align the cash flow targets with the Company’s long-range strategic plan.
Payout on PSUs for the Performance Period Ended December 31, 2021.   Half of the PSUs granted in 2019 with the performance period ended December 31, 2021 were TSR PSUs, and the remaining half of the PSUs granted in 2019 were Cash Flow PSUs. In line with the MD&C Committee’s policy on calculation adjustments discussed above, no adjustments were made to the performance calculations for these PSUs. With respect to the TSR PSUs with a three-year performance period ended December 31, 2021, the performance of the Company’s Common Stock on this measure translated into a percentile rank relative to the S&P 500 of 66.95%, resulting in a 167.78% payout in shares of Common Stock that were issued in February 2022.
For purposes of the Cash Flow PSUs with a three-year performance period ended December 31, 2021, the Company generated net cash flow from operating activities, less capital expenditures, of $7.49 billion, exceeding the maximum criteria of $6.875 billion by $615 million; this performance level yielded a 200% payout in shares of Common Stock that were issued in February 2022. With respect to these Cash Flow PSUs, the underlying award agreements provide for performance to be measured using the same methodology as the 2021 Cash Flow PSU Definition set forth above, except that these 2019 awards did not provide for exclusion of cash proceeds from strategic divestitures of assets and businesses. In 2020, the Company received approximately $691 million of after-tax proceeds on account of government-required divestitures in connection with our acquisition of ADS. As the Company exceeded maximum performance criteria by $615 million, only approximately $75 million of the total $691 million divestiture proceeds discussed above benefited the award payout for the 2019 Cash Flow PSUs. The remainder of such proceeds were in excess of maximum performance criteria and did not yield any additional award payout.
Stock Options.   The MD&C Committee believes use of stock options is appropriate to support the growth element of the Company’s strategy. The grant of options made to the named executive officers in the first quarter of 2021 in connection with the annual grant of long-term equity awards was based on the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplied by 20%. The actual number of stock options granted was determined by assigning a value to the options using an option pricing model and dividing the dollar value of target compensation by the value of an option. The resulting number of stock options are shown in the table below.
Named Executive Officer	Number of Options
Mr. Fish	98,551
Ms. Rankin	24,348
Mr. Morris	26,667
Mr. Boettcher	15,072
Ms. Hemmer	19,710
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EXECUTIVE COMPENSATION
The stock options granted in 2021 vest ratably in three annual increments, beginning on the first anniversary of the date of grant. The exercise price of the options granted in 2021 is $110.81, which is the average of the high and low market price of our Common Stock on the date of grant, and the options have a term of ten years. We account for our employee stock options under the fair value method of accounting using a Black-Scholes methodology to measure stock option expense at the date of grant. The fair value of the stock options at the date of grant is amortized to expense over the vesting period less expected forfeitures, except for stock options granted to retirement-eligible employees, for which expense is fully recognized at the time of grant.
Restricted Stock Units.   Mr. Boettcher was the only named executive with unvested RSUs as of December 31, 2021. Mr. Boettcher received a grant of 4,386 RSUs in connection with the ADS transaction in February 2021, as the MD&C Committee desired to recognize his leadership and contributions critical to the negotiation and consummation of the acquisition in October 2020. These ADS Closing Award RSUs will vest in full on the third anniversary of the date of grant. Dividends on the RSUs will accrue and be paid in cash upon vesting. The RSUs may not be voted or sold until vested. Unvested RSUs are subject to forfeiture in the event of voluntary or for-cause termination. RSUs will be prorated upon involuntary termination other than for cause, and RSUs immediately vest in the event of an employee’s death or disability.
The MD&C Committee anticipates that grants of RSUs to named executives will continue to be made on a limited basis in cases such as a significant promotion, increased responsibilities, special recognition and to attract new hires, and that RSUs will not be a routine component of named executive compensation. See “2022 Compensation Program Preview” in the Executive Summary above regarding the ADS Integration Awards of RSUs granted to Ms. Rankin, Mr. Morris and Ms. Hemmer in 2022.
Post-Employment and Change in Control Compensation; Clawback Policies
Severance Protection Plan.   In December 2017, we adopted an Executive Severance Protection Plan (the “Severance Protection Plan”) and each of Messrs. Fish, Morris, Boettcher and Ms. Rankin entered into new or amended and restated employment agreements (the “2017 Employment Agreements”). The Severance Protection Plan covers each of our executive officers. The 2017 Employment Agreements do not contain separate severance entitlements, but instead provide for additional terms and protections relating to the respective executive’s participation in the Severance Protection Plan. The 2017 Employment Agreements are intended to transition the Company’s severance protections away from contract-based protections and onto a standardized and flexible plan-based approach. Going forward, the Company does not anticipate entering into new employment agreements with our executive officers, and Ms. Hemmer is not party to an employment agreement with the Company.
Post-Employment Covenants and Clawback Policies.   The 2017 Employment Agreements contain noncompetition and nonsolicitation restrictions that apply during employment and for a two-year period following termination. Additionally, the Severance Protection Plan contains (a) a requirement that the individual execute a general release prior to receiving post-termination benefits and (b) a clawback feature that allows for the suspension and refund of termination benefits for subsequently discovered cause. The clawback feature generally allows the Company to cancel any remaining payments due and obligates the named executive to refund to the Company severance payments already made if, within one year of termination of employment of the named executive by the Company for any reason other than for cause, the Company determines that the named executive could have been terminated for cause.
Our current equity award agreements also include a requirement that, in order to be eligible to vest in any portion of the award, the employee must enter into an agreement containing restrictive covenants applicable to the employee’s behavior following termination. Additionally, our equity award agreements include compensation clawback provisions that provide, if the MD&C Committee determines that an employee either engaged in or benefited from misconduct, then the employee will refund any amounts received under the equity award agreements. Misconduct generally includes any act or failure to act that caused or was intended to cause a violation of the Company’s policies, generally accepted accounting principles or applicable laws and that materially increased the value of the equity award. Further, our MD&C Committee has adopted a clawback policy applicable to our annual cash incentive awards that is designed to recoup annual cash incentive payments when the recipient’s personal misconduct affects the payout calculations for the awards. Clawback terms applicable to our incentive awards allow recovery within the earlier to occur of one year after discovery of misconduct and the second anniversary of the employee’s termination of employment.
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EXECUTIVE COMPENSATION
Other Compensation Policies and Practices
Compensation Limitation Policies.   The Company has adopted a Severance Limitation Policy that generally provides that the Company may not enter into severance arrangements with its executive officers, as defined in the federal securities laws, that provide for benefits, less the value of vested equity awards and benefits provided to employees generally, in an amount that exceeds 2.99 times the executive officer’s then current base salary and target annual cash incentive, unless such future severance arrangement receives stockholder approval. The Company has also adopted its Policy Limiting Certain Compensation Practices, which generally provides that the Company will not enter into compensation arrangements that would obligate the Company to pay a death benefit or gross-up payment to an executive officer unless such arrangement receives stockholder approval. Both of these compensation limitation policies are subject to certain exceptions, including benefits generally available to management-level employees and any payment in reasonable settlement of a legal claim. Additionally, “Death Benefits” under the policy does not include deferred compensation, retirement benefits or accelerated vesting or continuation of equity-based awards pursuant to generally-applicable equity award plan provisions. None of our executive officers are party to any employment agreement or arrangement with the Company that provides for severance, gross-up or death benefits that exceed amounts permitted by these compensation limitation policies.
Stock Ownership Guidelines and Holding Requirements.   All of our named executive officers are subject to stock ownership guidelines. We instituted stock ownership guidelines because we believe that ownership of Company stock demonstrates a commitment to, and confidence in, the Company’s long-term prospects and further aligns employees’ interests with those of our stockholders. We believe that the requirement that these individuals maintain a portion of their individual wealth in the form of Company stock deters actions that would not benefit stockholders generally. Although there is no deadline set for senior executives to reach their ownership guidelines, the MD&C Committee monitors ownership levels to confirm that executives are making sustained progress toward achievement of their ownership guidelines. Additionally, our stock ownership guidelines contain holding requirements. Executives with a title of Senior Vice President or higher, which includes all of our named executives, must hold 100% of all net shares acquired through the Company’s long-term incentive plans until the individual’s ownership guideline is achieved. Once achieved, the requisite stock ownership level must continue to be retained throughout the executive’s employment with the Company.
The MD&C Committee regularly reviews the ownership guidelines to ensure that the appropriate share ownership levels are in place. Guidelines are expressed as a multiple of base salary. Each named executive’s multiple of base salary and attainment as of March 15, 2022, using the closing price of our Common Stock on such date and base salaries in effect on December 31, 2021, are set forth below. Shares owned outright, vested RSUs and PSUs that have been deferred, Common Stock equivalents based on holdings in the Company’s 401(k) Retirement Savings Plan and phantom stock held in the Company’s 409A Deferral Plan count toward meeting the ownership guidelines. Stock options, PSUs, RSUs and restricted stock, if any, do not count toward meeting the ownership guidelines until they are vested or earned.
	Ownership Guideline Multiple of Base Salary	Attainment as of March 15, 2022
Mr. Fish	6x	488%
Ms. Rankin	3x	363%
Mr. Morris	3x	778%
Mr. Boettcher	3x	252%
Ms. Hemmer	3x	330%
As discussed under “Director and Officer Stock Ownership,” the MD&C Committee also establishes ownership guidelines for the non-employee directors and performs regular reviews to ensure all non-employee directors are in compliance or are showing sustained progress toward achievement of their ownership guideline.
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EXECUTIVE COMPENSATION
Insider Trading; Prohibition of Hedging and Pledging Company Securities.   The Company’s Insider Trading Policy prohibits directors, executive officers and other “designated insiders” from engaging in most transactions involving the Company’s Common Stock during periods, determined by the Company, that those individuals are most likely to be aware of material, non-public information. Directors, executive officers and other designated insiders subject to stock ownership guidelines must clear all their transactions in our Common Stock with the Company’s office of the Chief Legal Officer in advance. Additionally, it is our policy that directors, executive officers and designated insiders are not permitted to hedge their ownership of Company securities, including (a) trading in options, warrants, puts and calls or similar derivative instruments on any security of the Company, (b) selling any security of the Company “short” and (c) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of offsetting any decrease in the market value of any security of the Company granted as compensation or held, directly or indirectly, by the director, executive officer or designated insider. The Company’s Insider Trading Policy also provides that directors and executive officers may not pledge Company securities or hold Company securities in a margin account.
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EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION TABLES
We are required to present compensation information in the tabular format prescribed by the SEC. This format, including the tables’ column headings, may be different from the way we describe or consider elements and components of compensation internally. The Compensation Discussion and Analysis contains a discussion that should be read in conjunction with these tables to gain a complete understanding of our executive compensation philosophy, programs and decisions.
SUMMARY COMPENSATION TABLE
Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James C. Fish, Jr. President and Chief Executive Officer
2021	1,294,231(5)	7,312,195	1,700,005	2,656,497	94,435	13,057,363
2020	1,269,231(5)	8,110,592	1,600,003	1,277,922	116,177	12,373,925
2019	1,232,788(5)	6,853,530	1,399,997	1,704,132	107,654	11,298,101
Devina A. Rankin Executive Vice President and Chief Financial Officer
2021	700,671	1,806,413	420,003	958,821	56,094	3,942,002
2020	677,061	2,027,801	399,993	456,597	60,493	3,621,945
2019	618,208	1,958,118	399,997	578,516	68,575	3,623,414
John J. Morris, Jr. Executive Vice President and Chief Operating Officer
2021	728,138	1,978,522	460,006	996,408	67,420	4,230,494
2020	712,115	2,230,520	440,002	479,777	99,517	3,961,930
2019	699,807	2,153,907	440,006	661,476	86,046	4,041,242
Charles C. Boettcher Executive Vice President — Corporate Development and Chief Legal Officer
2021	646,702	1,604,233	259,992	663,727	46,927	3,221,581
Tara J. Hemmer Senior Vice President and Chief Sustainability Officer
2021	585,868	1,462,439	339,998	721,549	45,601	3,155,455
2020	567,062	1,672,967	330,005	347,774	57,125	2,974,933
2019	535,670	1,615,372	330,001	479,828	38,502	2,999,373

(1)
Amounts in this column represent the grant date fair value of PSUs granted to all named executives annually and 4,386 ADS Closing Award RSUs granted to Mr. Boettcher in 2021. The grant date fair values were calculated in accordance with ASC Topic 718, as further described in Note 14 in the Notes to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K. The grant date fair value of a TSR PSU granted in 2021, based on a Monte Carlo valuation, is $134.36, and because total shareholder return is a market condition, projected achievement is embedded in the grant date fair value. The grant date fair value of a Cash Flow PSU granted in 2021, and an ADS Closing Award RSU, is $110.81, which is the average of the high and low market price of our Common Stock on the date of the grant, in accordance with our 2014 Stock Incentive Plan. The table below shows (a) the aggregate grant date fair value of Cash Flow PSUs assuming target level of performance is achieved (this is the amount included in the Stock Awards column in the Summary Compensation Table) and (b) the aggregate grant date fair value of the same PSUs assuming the Company will reach the highest level of achievement for this performance measure and maximum payouts will be earned.

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EXECUTIVE COMPENSATION
	Year	Aggregate Grant Date Fair Value of Cash Flow PSUs Assuming Target Level of Performance Achieved ($)	Aggregate Grant Date Fair Value of Cash Flow PSUs Assuming Highest Level of Performance Achieved ($)
Mr. Fish	2021	3,304,908	6,609,817
	2020	3,332,328	6,664,656
	2019	2,914,920	5,829,840
Ms. Rankin	2021	816,448	1,632,896
	2020	833,145	1,666,290
	2019	832,820	1,665,640
Mr. Morris	2021	894,237	1,788,473
	2020	916,434	1,832,869
	2019	916,092	1,832,184
Mr. Boettcher	2021	505,404	1,010,808
Ms. Hemmer	2021	660,982	1,321,963
	2020	687,357	1,374,715
	2019	687,044	1,374,088

(2)
Amounts in this column represent the grant date fair value of stock options granted annually, in accordance with ASC Topic 718. The grant date fair value of the options granted in 2021, estimated using the Black-Scholes option pricing model, is $17.25 per option. See Note 14 in the Notes to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K for additional information.

(3)
Amounts in this column represent cash incentive awards earned and paid based on the achievement of performance criteria. See “Compensation Discussion and Analysis — Named Executive’s 2021 Compensation Program and Results — Annual Cash Incentive” for additional information.

(4)
The amounts included in “All Other Compensation” for 2021 are shown below (in dollars):

	401(k) Plan Matching Contributions	409A Deferral Plan Matching Contributions	Life Insurance Premiums	Perquisites and Other Personal Benefits(a)
Mr. Fish	13,050	38,731	2,145	40,509
Ms. Rankin	13,050	41,788	1,256	—
Mr. Morris	13,050	26,572	1,313	26,485
Mr. Boettcher	13,050	32,709	1,168	—
Ms. Hemmer	13,050	31,492	1,059	—

(a)
This column consists of incremental cost to us for personal use of Company aircraft. Annually, we calculate an hourly direct operating cost for Company aircraft using industry standard measurements of costs for fuel, catering, telecommunications, maintenance, landing and hangar fees, flight plans and permits, and crew. We then allocate incremental cost to the named executive based on the amount of aircraft time required for the personal use, multiplied by the direct operating cost. When a deviation is made from business travel to pick up or drop off the executive in another location for a personal purpose, we calculate the time difference resulting from the flight plan deviation and multiply it by the direct operating cost. We also allocate incremental cost to the named executive in the rare event that a deadhead flight is required to position the aircraft to serve personal needs. We own and operate our aircraft primarily for business use; therefore, we do not include purchase costs or other fixed costs associated with our aircraft in the direct operating cost.

(5)
Includes $100,000 in each of 2021 and 2020 and $75,000 in 2019 of base salary to which Mr. Fish was entitled but voluntarily relinquished to fund a scholarship program for children of Company employees.

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EXECUTIVE COMPENSATION
GRANT OF PLAN-BASED AWARDS IN 2021
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)(3)	All other Option Awards: Number of Securities Underlying Options(#)(4)	Exercise or Base Price of Option Awards ($/sh)(5)	Closing Market Price on Date of Grant ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Fish, Jr.
Cash Incentive	1,165,130	1,941,883	3,883,767
2/23/21				29,825	59,650	119,300					7,312,195
2/23/21								98,551	110.81	109.92	1,700,005
Devina A. Rankin
Cash Incentive	420,536	700,893	1,401,787
2/23/21				7,368	14,736	29,472					1,806,413
2/23/21								24,348	110.81	109.92	420,003
John J. Morris, Jr.
Cash Incentive	437,021	728,368	1,456,737
2/23/21				8,070	16,140	32,280					1,978,522
2/23/21								26,667	110.81	109.92	460,006
Charles C. Boettcher
Cash Incentive	291,108	485,180	970,360
2/23/21				4,561	9,122	18,244					1,118,220
2/23/21								15,072	110.81	109.92	259,992
2/23/21							4,386				486,013
Tara J. Hemmer
Cash Incentive	316,469	527,448	1,054,897
2/23/21				5,965	11,930	23,860					1,462,439
2/23/21								19,710	110.81	109.92	339,998

(1)
Actual payouts of cash incentive awards for 2021 performance are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” The named executives’ possible annual cash incentive payouts are calculated using a percentage of base salary approved by the MD&C Committee. The threshold levels represent the amounts that would have been payable if the minimum performance criteria were met for each performance measure. See “Compensation Discussion and Analysis — Named Executive’s 2021 Compensation Program and Results — Annual Cash Incentive” for additional information about these awards.

(2)
Consists of the number of shares of Common Stock potentially issuable based on the achievement of performance criteria under PSU awards granted under our 2014 Stock Incentive Plan. See “Compensation Discussion and Analysis — Named Executive’s 2021 Compensation Program and Results — Long-Term Equity Incentives — Performance Share Units” for additional information about these awards. The performance period for these awards ends December 31, 2023. PSUs earn dividend equivalents, which are paid out based on the number of shares earned at the end of the performance period.

(3)
Consists of the number of shares of Common Stock issuable upon the vesting of the ADS Closing Award RSUs granted under our 2014 Stock Incentive Plan. These RSUs vest in full on the third anniversary of the date of grant. See “Compensation Discussion and Analysis — Named Executive’s 2021 Compensation Program and Results — Long-Term Equity Incentives — Restricted Stock Units” for additional information about this award.

(4)
Consists of the number of shares of Common Stock potentially issuable upon the exercise of options granted under our 2014 Stock Incentive Plan. See “Compensation Discussion and Analysis — Named Executive’s 2021 Compensation Program and Results — Long-Term Equity Incentives — Stock Options” for additional information about these awards. Stock options vest ratably in three annual increments, beginning on the first anniversary of the date of grant. Although we consider stock options to be a form of incentive compensation, only awards with performance criteria are included as “Equity Incentive Plan Awards” in our compensation tables.

(5)
The exercise price represents the average of the high and low market price of our Common Stock on the date of the grant, in accordance with our 2014 Stock Incentive Plan.

(6)
These amounts are grant date fair values of the awards as calculated under ASC Topic 718 and as further described in notes (1) and (2) to the Summary Compensation Table.

   2022 Proxy Statement   |   41

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2021
	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
James C. Fish, Jr.
	—	98,551(3)	110.81	2/23/2031	—	—	112,542	37,566,520
	25,284	75,854(4)	126.005	2/19/2030	—	—	—	—
	—	57,283(5)	98.898	2/19/2029	—	—	—	—

Devina A. Rankin
	—	24,348(3)	110.81	2/23/2031	—	—	27,960	9,333,048
	6,321	18,963(4)	126.005	2/19/2030	—	—	—	—
	—	16,367(5)	98.898	2/19/2029	—	—	—	—
John J. Morris, Jr.
	—	26,667(3)	110.81	2/23/2031	—	—	30,686	10,242,987
	6,953	20,860(4)	126.005	2/19/2030	—	—	—	—
	9,002	18,004(5)	98.898	2/19/2029	—	—	—	—

Charles C. Boettcher
	—	15,072(3)	110.81	2/23/2031	4,386	732,023	17,718	5,914,268
	4,108	12,327(4)	126.005	2/19/2030	—	—	—	—
	10,638	10,639(5)	98.898	2/19/2029	—	—	—	—
Tara J. Hemmer
	—	19,710(3)	110.81	2/23/2031	—	—	22,840	7,623,992
	5,215	15,645(4)	126.005	2/19/2030	—	—	—	—
	13,502	13,503(5)	98.898	2/19/2029	—	—	—	—

(1)
Values are based on the closing price of our Common Stock on December 31, 2021 of $166.90.

(2)
Includes vested stock options granted on February 19, 2019 and February 19, 2020 pursuant to our 2014 Stock Incentive Plan.

(3)
Includes stock options granted on February 23, 2021 that vest ratably in three annual increments, beginning on the first anniversary of the date of grant.

(4)
Includes stock options granted on February 19, 2020 that vested 25% on the first anniversary of the date of grant. An additional 25% will vest on the second anniversary of the date of grant and 50% will vest on the third anniversary of the date of grant.

(5)
Includes stock options granted on February 19, 2019 that vested 25% on the first and second anniversary of the date of grant. The remaining 50% will vest on the third anniversary of the date of grant.

42   |      2022 Proxy Statement

EXECUTIVE COMPENSATION
(6)
Includes the ADS Closing Award RSUs granted to Mr. Boettcher on February 23, 2021 under our 2014 Stock Incentive Plan. The RSUs vest in full on the third anniversary of the date of grant.

(7)
Includes PSUs with three-year performance periods ending December 31, 2022 and December 31, 2023. Payouts on PSUs are made after the Company’s financial results for the performance period are reported and the MD&C Committee determines achievement of performance results and corresponding vesting, typically in February of the succeeding year. The PSUs for the performance period ended December 31, 2021 are not included in the table as they are considered earned as of December 31, 2021 for proxy statement disclosure purposes; instead, such PSUs are included in the Option Exercises and Stock Vested table below. Pursuant to SEC disclosure instructions, because the Company’s performance on the metrics governing our PSUs with the performance period ended December 31, 2021 exceeded target, the payout value of unearned awards is calculated assuming maximum performance criteria is achieved. The following number of PSUs have a performance period ending December 31, 2022: Mr. Fish — 52,892; Ms. Rankin — 13,224; Mr. Morris — 14,546; Mr. Boettcher — 8,596; and Ms. Hemmer — 10,910. The following number of PSUs have a performance period ending December 31, 2023: Mr. Fish — 59,650; Ms. Rankin — 14,736; Mr. Morris — 16,140; Mr. Boettcher — 9,122; and Ms. Hemmer — 11,930.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
James C. Fish, Jr.	106,625	5,105,012	108,399	15,459,399
Devina A. Rankin	44,327	2,873,915	30,971	4,416,951
John J. Morris, Jr.	14,803	379,054	34,067	4,858,489
Charles C. Boettcher	46,918	3,335,416	20,096	2,866,005
Tara J. Hemmer	16,447	1,048,127	25,550	3,643,831

(1)
The following number of net shares were received, after withholdings and the sale of shares to cover option costs and taxes: Mr. Fish — 22,037; Ms. Rankin — 11,212; Mr. Morris — 2,072; Mr. Boettcher — 13,561; and Ms. Hemmer — 4,261.

(2)
Includes shares of the Company’s Common Stock issued on account of PSUs granted in 2019 with a performance period ended December 31, 2021. The determination of achievement of performance results and corresponding vesting of such PSUs was performed by the MD&C Committee in February 2022. Following such determination, shares of the Company’s Common Stock earned under this award were issued on February 15, 2022, based on the average of the high and low market price of our Common Stock on that date.

   2022 Proxy Statement   |   43

EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation in 2021
Amounts that Can be Deferred.   Under our 409A Deferral Plan, each of our named executive officers may elect to defer receipt of portions of their base salary and annual cash incentives for the applicable fiscal year in excess of the annual compensation threshold (the “Threshold”) established under Section 401(a)(17) of IRC. For 2021, the Threshold was $290,000. Such deferrals will result in a deferral of taxation on the amounts deferred. The 409A Deferral Plan provides that a plan participant may defer, for payment at a future date (a) up to 25% of the participant’s base salary, and up to 100% of the participant’s annual cash incentives, payable after the aggregate of such base salary and annual cash incentives reaches the Threshold; (b) any RSUs that would otherwise be received by the plan participant; and (c) any PSUs that would otherwise be received by the plan participant.
Matching Contributions.   The Company match provided under the 409A Deferral Plan is dollar for dollar on the employee’s deferrals, up to 3% of the employee’s aggregate base salary and cash incentives in excess of the Threshold, and fifty cents on the dollar on the employee’s deferrals, in excess of 3% and up to 6% of the employee’s aggregate base salary and cash incentives in excess of the Threshold. Additional deferral contributions will not be matched but will be tax-deferred. Amounts deferred under this plan are allocated into accounts that mirror selected investment funds in our 401(k) Retirement Savings Plan, including a Company stock fund, although the amounts deferred are not actually invested in stock or funds. There is no Company match on deferred RSUs or PSUs, but the Company makes a cash payment of dividend equivalents on the shares deferred at the same time and at the same rate as dividends on the Company’s Common Stock.
Timing of Distributions.   Participating employees generally can elect to receive distributions commencing six months after the employee leaves the Company in the form of annual installments or a lump sum payment. Special circumstances may allow for a modified or accelerated distribution, such as the employee’s death, an unforeseen emergency, or upon termination of the plan. In the event of death, distribution will be made to the designated beneficiary in a single lump sum in the following calendar year. In the event of an unforeseen emergency, the plan administrator may allow an early payment in the amount necessary to satisfy the emergency. All participants are immediately 100% vested in all of their contributions, Company matching contributions, and gains and/or losses related to their investment choices
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
James C. Fish, Jr.	48,413	38,731	5,140,175	218,141	18,382,929
Devina A. Rankin	52,036	41,788	91,852	—	641,920
John J. Morris, Jr.	35,430	26,572	527,655	—	2,696,489
Charles C. Boettcher	40,575	32,709	66,311	—	515,684
Tara J. Hemmer	57,623	31,492	77,883	—	613,737

(1)
Contributions are made pursuant to the Company’s 409A Deferral Plan. Executive contributions of base salary and annual cash incentive compensation is included in the Salary column and the Non-Equity Incentive Plan Compensation column, respectively, of the Summary Compensation Table.

(2)
Company contributions to the executives’ 409A Deferral Plan accounts are included in the All Other Compensation column in the Summary Compensation Table.

(3)
Earnings on these accounts are not included in any other amounts in the tables included in this Proxy Statement, as the amounts of the named executives’ earnings on deferred cash compensation represent the general market gains (or losses) on investments, rather than amounts or rates set by the Company for the benefit of the named executives. In the case of Mr. Fish, who has deferred receipt of a total of 94,844 shares of Common Stock in prior years, earnings also include the change in the closing price per share of the Company’s Common Stock from December 31, 2020 to December 31, 2021, plus $2.30 of dividend equivalents paid per share of Common Stock in 2021, multiplied by the number of shares deferred. The dividend equivalents on the deferred shares were paid in cash to Mr. Fish during 2021 and are reflected in the Aggregate Withdrawals/ Distributions column above. The value of Mr. Fish’s deferred shares was included in the Option Exercises and Stock Vested table in the years such awards vested.

(4)
Amounts shown in this column include the following amounts that were reported as compensation to the named executive in the Summary Compensation Table for 2019-2021: Mr. Fish — $592,656; Ms. Rankin — $271,326;

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EXECUTIVE COMPENSATION
Mr. Morris — $204,817; and Ms. Hemmer — $261,526. With respect to Mr. Boettcher, who became a named executive in 2021, $73,284 of his total amount shown in this column was reported as compensation in the Summary Compensation Table for 2021.
Potential Payments Upon Termination or Change in Control
Change in Control.   The post-employment compensation our named executives receive is based on provisions included in retirement and severance plan documents, employment agreements and equity incentive award documentation. Severance protections aid in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause. The change in control provisions included in the Severance Protection Plan, our stock option award agreements and, if applicable, employment agreements require a double trigger in order to receive any payment in the event of a change in control situation. First, a change in control must occur, and second, the individual must terminate employment for good reason or the Company must terminate employment without cause within six months prior to or two years following the change in control event. PSUs are paid out in cash on a prorated basis based on actual results achieved through the end of the fiscal quarter prior to a change in control. Thereafter, the executive would typically receive a replacement award from the successor entity, provided that the successor entity is publicly traded. If the successor is not publicly traded, the executive will be entitled to a replacement award of cash. RSUs, which are not routinely a component of our named executive officer compensation, vest upon a change in control, unless the successor entity converts the awards to equivalent grants in the successor. In the case of both converted RSU and PSU awards, they will vest in full if the executive is terminated without cause following the change in control. We believe providing change in control protection encourages our named executives to pursue and facilitate transactions that are in the best interests of stockholders while not granting executives an undeserved windfall.
Involuntary Termination or Resignation for Good Reason.   Under the Severance Protection Plan, in the event a participant is terminated without cause or resigns for good reason, subject to execution of a release of claims and continued compliance with all restrictive covenants, he or she will be entitled to receive: (a) cash severance in an aggregate amount equal to two times the sum of the participant’s base salary and target annual bonus (with one half payable in a lump sum at termination, and the remaining half payable in installments over a two-year period); (b) continuation of group health benefits over a two-year period following termination and (c) a pro rata annual cash incentive payment for the year of termination. In the event a named executive is terminated for cause, he or she is entitled to any accrued but unpaid salary only, and all unvested awards and outstanding stock options, whether exercisable or not, are forfeited.
The terms “cause,” “good reason,” and “change in control” are defined in the executives’ employment agreements, the Severance Protection Plan and equity award plans and agreements, as applicable, but such terms have the meanings generally described below. You should refer to the applicable documentation, accessible through the Exhibit List to the Company’s Annual Report on Form 10-K, for the full definitions.
“Cause” generally means the named executive has: deliberately refused to perform his or her duties; breached his or her duty of loyalty to the Company; been convicted of a felony; intentionally and materially harmed the Company; materially violated the Company’s policies and procedures or breached the covenants contained in his or her agreement.
“Good Reason” generally means that, without the named executive’s consent: his or her duties or responsibilities have been substantially changed; he or she has been removed from his or her position; the Company has breached his or her employment agreement; any successor to the Company has not assumed the obligations under his or her employment agreement; or he or she has been reassigned to a location more than 50 miles away.
“Change in Control” generally means that: at least 25% of the Company’s Common Stock has been acquired by one person or persons acting as a group; certain significant turnover in our Board of Directors has occurred; there has been a merger of the Company in which at least 50% of the combined post-merger voting power of the surviving entity does not consist of the Company’s pre-merger voting power, or a merger to effect a recapitalization that resulted in a person or persons acting as a group acquired 25% or more of the Company’s voting securities; or the Company is liquidating or selling all or substantially all of its assets.
Benefits to a participant under the Severance Protection Plan are subject to reduction to the extent required by the Company’s Severance Limitation Policy or if the excise tax described in Sections 280G or 4999 of the IRC is applicable and such reduction would place the participant in a better net after tax position.
   2022 Proxy Statement   |   45

EXECUTIVE COMPENSATION
Voluntary Termination; Retirement.   Our equity award agreements generally provide that an executive forfeits unvested awards if he or she voluntarily terminates employment. RSUs and PSUs generally vest on a pro rata basis upon involuntary termination other than for cause. RSUs, PSUs and stock options generally continue to vest following a qualifying retirement as if the employee had remained employed until the end of the performance period. If the recipient is terminated by the Company without cause or voluntarily resigns, the recipient is entitled to exercise all stock options outstanding and exercisable within a specified time frame after such termination.
Explanation of Tabular Disclosure.   The following table presents potential payouts to our named executives at year-end upon termination of employment in the circumstances indicated pursuant to the terms of applicable plans and agreements. The payouts set forth below assume the triggering event indicated occurred on December 31, 2021, when the closing price of our Common Stock was $166.90 per share. These payouts are calculated for SEC disclosure purposes and are not necessarily indicative of the actual amounts the named executive would receive. Please note the following when reviewing the payouts set forth below:
•
The compensation component set forth below for accelerated vesting of stock options is comprised of the unvested stock options granted in 2019, 2020 and 2021, based on the difference between the closing price of our Common Stock on December 31, 2021 and the exercise price of those options.

•
For purposes of calculating the payout of performance share unit awards outstanding as of December 31, 2021, we have assumed that target performance was achieved; actual performance share unit payouts will be based on actual performance of the Company during the performance period.

•
For purposes of calculating the payout upon the “double trigger” of change in control and subsequent involuntary termination not for cause, the value of the performance share unit replacement award is equal to the number of PSUs that would be forfeited based on the prorated acceleration of the PSUs, multiplied by the closing price of our Common Stock on December 31, 2021.

•
The payout for continuation of benefits is an estimate of the cost the Company would incur to continue those benefits.

•
The Company’s practice is to provide all benefits eligible employees with life insurance that pays one times annual base salary upon death. The insurance benefit is a payment by an insurance company, not the Company, and is payable under the terms of the insurance policy.

•
Refer to the Nonqualified Deferred Compensation in 2021 table above for aggregate balances payable to the named executives under our 409A Deferral Plan pursuant to the named executive’s distribution elections.

46   |      2022 Proxy Statement

EXECUTIVE COMPENSATION
Potential Consideration Upon Termination of Employment
	Mr. Fish	Ms. Rankin	Mr. Morris	Mr. Boettcher	Ms. Hemmer
Payout or Value of Compensation Components, in dollars
In Event of Death or Disability
• Accelerated vesting of stock options	12,525,134	3,254,160	3,573,130	2,072,974	2,663,567
• Payment of PSUs (contingent on actual performance at end of performance period)	18,783,260	4,666,524	5,121,493	2,957,134	3,811,996
• Accelerated vesting of RSUs	—	—	—	732,023	—
• Life insurance benefit paid by insurance company (in the case of death)	1,175,000	689,000	716,000	636,000	576,000
Total	32,483,394	8,609,684	9,410,623	6,398,131	7,051,563
In Event of Termination Without Cause by the Company or For Good Reason by the Employee
• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	6,500,000	2,816,988	2,927,416	2,275,011	2,237,660
• Continued coverage under health and welfare benefit plans for two years	28,416	28,416	28,416	28,416	28,416
• Prorated payment of PSUs (contingent on actual performance at end of performance period)	9,203,645	2,291,203	2,516,407	1,463,936	1,877,625
• Prorated vesting of RSUs	—	—	—	204,967	—
Total	15,732,061	5,136,607	5,472,239	3,972,330	4,143,701
In Event of Termination Without Cause by the Company or For Good Reason by the Employee Six Months Following a Change in Control (Double Trigger)
• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	6,500,000	2,816,988	2,927,416	2,275,011	2,237,660
• Continued coverage under health and welfare benefit plans for two years	28,416	28,416	28,416	28,416	28,416
• Accelerated vesting of stock options	12,525,134	3,254,160	3,573,130	2,072,974	2,663,567
• Prorated accelerated payment of PSUs	9,203,645	2,291,203	2,516,407	1,463,936	1,877,625
• Accelerated payment of PSUs replacement grant	9,579,615	2,375,321	2,605,086	1,493,199	1,934,371
• Accelerated vesting of RSUs	—	—	—	732,023	—
• Prorated annual cash bonus(1)	3,900,000	1,408,494	1,463,708	975,005	529,972
Total	41,736,810	12,174,582	13,114,163	9,040,564	9,271,611

(1)
Pursuant to the Severance Protection Plan, Ms. Hemmer receives a prorated target annual cash bonus under this scenario. Mr. Fish, Ms. Rankin, Mr. Morris and Mr. Boettcher receive a prorated maximum annual cash bonus under this scenario pursuant to their 2017 Employment Agreements. The 2017 Employment Agreements provided for this enhanced treatment partially on account of similar terms in pre-existing employment agreements that executives were agreeing to terminate in order to support the Company’s transition toward a more standardized and flexible approach to severance protections.

   2022 Proxy Statement   |   47

EXECUTIVE COMPENSATION
Chief Executive Officer Pay Ratio
In 2022, we reconducted our analysis to identify the Company’s median employee, based on total annual compensation for all employees other than our Chief Executive Officer, in accordance with SEC Regulation S-K, Item 402(u) (the “Median Employee”). To select the Median Employee, we determined the actual taxable compensation paid to each listed employee in 2021, converted to U.S. dollars at appropriate exchange rates for non-U.S. employees, and annualized for salaried employees hired during the year. We did not apply any cost-of-living adjustments nor did we use any form of statistical sampling. The Median Employee, a Senior Technician in the U.S., was identified from a list of Company employees as of December 31, 2021. Out of a total worldwide employee population of 48,687 on that date, the list included 47,617 employees and excluded the Chief Executive Officer and our 1,069 employees based in India. Approximately 95.7% of these total employees work in the U.S. and approximately 4.3% work in Canada. Over 99% of these individuals are full-time employees. Any temporary or seasonal employees are included; any subcontracted workers are not employees and are excluded. For 2021, total annual compensation for the Median Employee was $80,744. The annual compensation of our Chief Executive Officer was $13,057,363, for a ratio of 1:162. These values were calculated in accordance with SEC Regulation S-K, Item 402(c)(2)(x) requirements for reporting total compensation in the Summary Compensation Table.
Equity Compensation Plan Table
The following table provides information as of December 31, 2021 about the number of shares to be issued upon vesting or exercise of equity awards and shares remaining available for issuance under our equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	4,717,856(2)	$92.53(3)	19,587,918(4)

(1)
Includes our 2009 Stock Incentive Plan, 2014 Stock Incentive Plan and Employee Stock Purchase Plan (“ESPP”). No additional awards may be granted under our 2009 Stock Incentive Plan.

(2)
Includes: options outstanding for 3,206,076 shares of Common Stock; 201,098 shares of Common Stock to be issued in connection with deferred compensation obligations; 342,860 shares underlying unvested RSUs and 967,822 shares of Common Stock that would be issued on account of outstanding PSUs if the target performance level is achieved. Assuming, instead, that the maximum performance level was achieved on such PSUs, the amount of Common Stock that would be issued on account of outstanding awards would increase by 967,822 shares.

The total number of shares subject to outstanding awards in the table above includes 346,402 shares on account of PSUs, at target, with the performance period ended December 31, 2021. The determination of achievement of performance results on such PSUs was performed by the MD&C Committee in February 2022, and the Company achieved (a) maximum performance criteria on the Cash Flow PSUs, yielding a 200% payout and (b) above target performance criteria on the TSR PSUs, yielding a 167.78% payout. A total of 420,888 shares of Common Stock were issued on account of such PSUs in February 2022, net of units deferred, of which 228,582 shares of Common Stock were included in the first column of the table above.
Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and, due to the look-back pricing feature, the purchase price and corresponding number of shares to be purchased is unknown.
(3)
Excludes PSUs and RSUs because those awards do not have exercise prices associated with them. Also excludes purchase rights under the ESPP for the reasons described in note (2) above.

(4)
The shares remaining available include 2,724,119 shares under our ESPP and 16,863,799 shares under our 2014 Stock Incentive Plan, assuming payout of PSUs at maximum. Assuming payout of PSUs at target, the number of shares remaining available for issuance under our 2014 Stock Incentive Plan would be 17,831,621.

48   |      2022 Proxy Statement

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(ITEM 2 ON THE PROXY CARD)
Our Board of Directors, upon the recommendation of the Audit Committee, has ratified the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2022, subject to ratification by our stockholders. Representatives of Ernst & Young LLP will attend the virtual Annual Meeting. They will be able to make a statement if they want, and will be available to answer appropriate questions submitted by stockholders during the virtual Annual Meeting.
Although ratification of the selection of Ernst & Young LLP is not required by our By-laws or otherwise, we are submitting the selection to stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good governance. If our stockholders do not ratify our selection, it will be considered a direction to our Board and Audit Committee to consider selecting another firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change is in the best interests of the Company and our stockholders.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:
	2021	2020
	(In millions)
Audit Fees	$5.9	$6.2
Audit-Related Fees	0.3	—
Tax Fees	—	—
All Other Fees	—	—
Total	$6.2	$6.2

Audit fees include fees for the annual audit, reviews of the Company’s Quarterly Reports on Form 10-Q, work performed to support the Company’s debt issuances, accounting consultations, and separate subsidiary audits required by statute or regulation. Audit-related fees also include services relating to the implementation of the Company’s new enterprise resource planning system.
The Audit Committee has adopted procedures for the approval of Ernst & Young LLP’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval. The services are grouped into significant categories and provided to the Audit Committee in the format shown above. All projects that have the potential to exceed $100,000 are separately identified and reported to the Committee for approval. The Audit Committee Chairman has the authority to approve additional services, not previously approved, between Committee meetings. Any additional services approved by the Audit Committee Chairman between Committee meetings are reported to the full Audit Committee at the next regularly scheduled meeting. The Audit Committee is updated on the status of all services and related fees at every regular meeting. In 2021 and 2020, the Audit Committee or Audit Committee Chairman pre-approved all audit and audit-related services performed by Ernst & Young LLP. As set forth in the Audit Committee Report, the Audit Committee has considered whether the provision of these audit-related services is compatible with maintaining auditor independence and has determined that it is.
VOTE REQUIRED FOR APPROVAL
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote.
   2022 Proxy Statement   |   49

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(ITEM 3 ON THE PROXY CARD)
Pursuant to Section 14A of the Exchange Act, stockholders are entitled to an advisory (non-binding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). The Board of Directors has determined that it will include this “say on pay” vote in the Company’s proxy materials annually, pending consideration of future advisory stockholder votes on the frequency of this advisory vote on executive compensation.
We encourage stockholders to review the Compensation Discussion and Analysis and the Executive Compensation Tables on pages 23 to 48 of this Proxy Statement. The Company has designed its executive compensation program to be supportive of, and align with, the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking. The following key structural elements and policies, discussed in more detail in the Compensation Discussion and Analysis, further the objective of our executive compensation program and evidence our dedication to competitive and reasonable compensation practices that are in the best interests of stockholders:
•
a significant majority of our named executive’s target compensation is linked to Company performance and long-term equity awards, which aligns executives’ interests with those of stockholders;

•
our total direct compensation opportunities for named executive officers are targeted to fall in a range around the competitive median;

•
performance-based awards include threshold, target and maximum payouts correlating to a range of performance outcomes and are based on a variety of indicators of performance, which limits risk-taking behavior;

•
performance stock units with a three-year performance period, as well as stock options that vest over a three-year period, link executives’ interests with long-term performance and reduce incentives to maximize performance in any one year;

•
all of our executive officers are subject to stock ownership guidelines, which we believe demonstrates a commitment to, and confidence in, the Company’s long-term prospects;

•
the Company has clawback provisions in its equity award agreements and executive officer employment agreements, and has adopted a clawback policy applicable to annual incentive compensation, designed to recoup compensation when cause and/or misconduct are found; and

•
the Company has adopted policies that limit executive officer severance benefits and prohibit it from entering into agreements with executive officers that provide for certain death benefits or tax gross-up payments.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:
RESOLVED, that the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation,” including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement, is hereby APPROVED.
VOTE REQUIRED FOR APPROVAL
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote. Because the vote is advisory, it will not be binding, and neither the Board nor the MD&C Committee will be required to take any action as a result of the outcome of the vote on this proposal. The MD&C Committee will carefully consider the outcome of the vote in connection with future executive compensation arrangements.
50   |      2022 Proxy Statement

STOCKHOLDER PROPOSAL
(ITEM 4 ON THE PROXY CARD)
The following proposal was submitted by the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001, which owns 143 shares of Waste Management, Inc. Common Stock. The proposal has been included verbatim as we received it. Waste Management is not responsible for the content of this stockholder proposal or supporting statement.
STOCKHOLDER PROPOSAL
RESOLVED that shareholders of Waste Management, Inc. (“Waste Management”), urge the Board of Directors to oversee a third-party audit analyzing the adverse impact of Waste Management’s policies and practices on the civil rights of company stakeholders, above and beyond legal and regulatory matters, and to provide recommendations for improving the company’s civil rights impact. Input from civil rights organizations, employees, customers, and other stakeholders should be considered in determining the specific matters to be analyzed. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on Waste Management’s website.
SUPPORTING STATEMENT:
Recently, the racial justice movement together with the disproportionate impacts of the COVID- 19 pandemic have focused the public’s and policy makers’ attention on civil rights and gender and racial equity issues. In response to the racial justice protests in June 2020, Waste Management’s CEO stated that “Waste Management’s family stand united against racism.” Inclusion, equity, and diversity (IE&D) is also a fundamental value and part of the company’s code of conduct.
While the company states IE&D is a fundamental value, its policies and practices fail to reflect this statement. Waste Management’s workforce is 22% Hispanic, 19% Black, and 18% women according to its latest diversity report (2020 data). Yet only 11% of executives are considered ethnically diverse. Further, based on 2019 data (the latest year for which Waste Management broke out the category), nearly half of the jobs held by women are in “administrative support,” while 79% of executive and management level positions are held by men. Though the company has a goal of increasing representation of women overall and minorities in all segments of the business by 2025, it is unclear how Waste Management is evaluating the effectiveness of these programs given there does not appear to be concrete metrics attached.
Lending urgency to an audit is the recent suggestion by company management that immigrants are good candidates for alleviating the industry’s perceived driver shortage.1 Targeting immigrants to fill high-paying, stable jobs could help ameliorate inequalities. However, immigrants, especially those of color, are among the most vulnerable and easily exploitable populations. A PBS NewsHour report noted, “Immigrants perform some of America’s lowest-paying, arduous jobs, and are among those most victimized by employers failing to pay them fairly.”2
The civil rights impact of Waste Management’s facilities and services also warrant further evaluation. The company disclosed that the majority of people living within one kilometer of its facilities are non-white. While the company is providing greater transparency on its environmental justice footprint, it does not appear to have objectively evaluated how this data could be used to address the disproportionate impact of its facilities on the public health and economic equality of communities of color.
We urge shareholders to vote FOR this proposal.

1
https://www.wastedive.com/news/waste-expo-labor-shortage-incarcerated-worker-opportunities/602638/

2
https://www.pbs.org/newshour/economy/wage-theft-hits-immigrants-hard

WASTE MANAGEMENT RESPONSE TO STOCKHOLDER PROPOSAL
The Board recommends that stockholders vote AGAINST this proposal.
Waste Management appreciates the proponent’s investment in our Company and the direct engagement with the proponent via video calls and emails in response to their stockholder proposal. We respect the request for a civil rights audit and understand the critical importance of racial and gender equity and environmental justice. Inclusion, equity &
   2022 Proxy Statement   |   51

diversity are fundamental values at Waste Management, and we are committed to our work in these areas. We encourage stockholders to review our 2021 Sustainability Report at https://sustainability.wm.com to learn more about our people-first culture and progress embedding inclusion, equity and diversity across our Company. (Neither our 2021 Sustainability Report, nor any information available at https://sustainability.wm.com, constitutes a part of, or is incorporated by reference into, this Proxy Statement or any report filed with the SEC.)
We are proud of the work done so far, and we know that future progress will require on-going efforts, long-term focus and dedication. In particular, Waste Management has two substantial initiatives currently in-progress that we expect to yield notable results to be publicly-disclosed in 2022; those initiatives include:
•
In 2021, our Company engaged the consulting services arm of one of the big four accounting firms to conduct a substantial assessment of Waste Management’s ESG goals and progress against them and assist in setting new goals. This effort includes review of our Company’s prior and current practices, goals and materiality assessments; benchmarking against competitors and leaders; review of customer and investor expectations; consideration of opportunities, risks, barriers and future developments; development of a ESG goal-setting framework and new ESG goals (including a Science-Based Target for greenhouse gas emissions, as well as social/ workforce goals); preparation of a roadmap for each goal, including programs/policies, communication strategies and delivery costs; and documentation of a process to analyze results. Waste Management’s new ESG goals resulting from this process will be announced in 2022.

•
Waste Management has long been focused on environmental justice and the relationship between our facilities and their communities. In 2021, we undertook efforts to further this understanding with the development of a new environmental justice mapping tool in response to specific investor inquiries to be able to see all Waste Management facilities on a map, linking to the EPA’s publicly available EJ mapping tool. The results of these efforts are being updated in our ESG Hub on our sustainability website as they are completed. After doing the extensive data gathering and input necessary in 2021 to develop the new EJ mapping tool, we are evaluating additional ways the tool might be used to provide information regarding Waste Management’s footprint and community impact.

The completion of these two projects in 2022, as well as other on-going activities discussed in our Sustainability Report, will provide substantial advancement, and a more clear and measurable understanding, of our Company’s social and environmental justice commitments. For this reason, we believe the best course of action for 2022 is to continue our work-in-progress to which our people and resources are already dedicated, and to allow this work to inform our next steps. We believe that undertaking a civil rights audit in 2022 could disrupt, delay and divert attention and important resources from the goal-setting work that is already underway, as well as hinder the execution of the audit. Additionally, with racial equity audits and civil rights audits being relatively new initiatives, we also believe that it would be beneficial to our future consideration of such an undertaking to allow additional companies, and auditors, to gain experience about the best methodology, process and scope for such an audit. Accordingly, our Board recommends a vote against this stockholder proposal.
Additionally, through the course of direct engagement with the proponent, we gathered internal ESG leaders to discuss other specific inquiries raised. In response to a particular follow-up inquiry from the proponent about the use of prison-labor, we were pleased to report, and update our internal policies to reflect, that Waste Management does not use forced labor or prison-labor in the performance of any work.
VOTE REQUIRED FOR APPROVAL
If this proposal is properly presented at the meeting, approval requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote.
OTHER MATTERS
The Company does not intend to bring any other matters before the Annual Meeting, nor does the Company have any present knowledge that any other matters will be presented by others for action at the meeting. If any other matters are properly presented, your proxy card authorizes the people named as proxy holders to vote using their judgment.
52   |      2022 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE w WASTE MANAGEMENT, INC. 800 CAPITOL STREET SUITE 3000 VOTE BY INTERNET HOUSTON, TX 77002 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting -Go to www.virtualshareholdermeeting.com/WM2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. D73981-P66484 WASTE MANAGEMENT, INC. The Board of Directors recommends you vote FOR each of the nominees in item 1. 1. Election of Directors For Against Abstain Nominees: 1a. James C. Fish, Jr. !!! 1b. Andrés R. Gluski !!! The Board of Directors recommends you vote FOR For Against Abstain proposals 2 and 3. 1c. Victoria M. Holt 2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2022. !!! !!! 1d. Kathleen M. Mazzarella 3. Non-binding, advisory proposal to approve our executive compensation. !!! !!! 1e. Sean E. Menke !!! The Board of Directors recommends you vote AGAINST For Against Abstain proposal 4. 1f. William B. Plummer !!! 4. A stockholder proposal regarding a civil rights audit, if !!! properly presented at the meeting. 1g. John C. Pope !!! NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. 1h. Maryrose T. Sylvester !!! 1i. Thomas H. Weidemeyer ! !! The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of the nominees in item 1, FOR proposals 2 and 3 and AGAINST proposal 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available on the "Investors" webpage at www.wm.com. D73982-P66484 WASTE MANAGEMENT, INC. Annual Meeting of Stockholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) of Waste Management, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 29, 2022, and hereby appoint(s) James C. Fish, Jr. and Charles C. Boettcher, Sr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Waste Management, Inc., to be held May 10, 2022, at 11:00 A.M., Central Time and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side. Attention participants in 401(k) plans: If you have an interest in the Common Stock of Waste Management, Inc. through participation in the Waste Management Retirement Savings Plan, you may confidentially instruct the Trustee(s) of the plan on how to vote the shares representing your proportionate interest in such plan's assets. The Trustee(s) shall vote shares in accordance with any instructions received. Any shares for which the Trustee(s) has/have not received timely voting instructions shall be voted by the Trustee(s), pursuant to the direction of the State Street Bank and Trust Company, as Investment Manager for the Common Stock held through the plan. The voting deadline for 401(k) plan participants is 11:59 P.M. Eastern Time on May 8, 2022.